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                                                                   EXHIBIT 10.20

                           LOAN AND SECURITY AGREEMENT

                                  by and among

                               L.S. HOLDING, INC.
                          L.S. HOLDING (FLORIDA), INC.
                              L.S. WHOLESALE, INC.
                                  as Borrowers

                                       and

                            LITTLE SWITZERLAND, INC.
                                  as Guarantor

                    CONGRESS FINANCIAL CORPORATION (FLORIDA)
                                    as Lender

                              Dated: March 22, 2002

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                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS..................................................................1

SECTION 2.   CREDIT FACILITIES...........................................................21
     2.1     Loans.......................................................................21
     2.2     Letter of Credit Accommodations.............................................23
     2.4     Joint and Several Liability.................................................26

SECTION 3.   INTEREST AND FEES...........................................................27
     3.1     Interest....................................................................27
     3.2     Fees........................................................................29
     3.3     Changes in Laws and Increased Costs of Loans................................29

SECTION 4.   CONDITIONS PRECEDENT........................................................31
     4.1     Conditions Precedent to Initial Loans and Letter of Credit Accommodations...31
     4.2     Conditions Precedent to All Loans and Letter of Credit Accommodations.......34

SECTION 5.   GRANT AND PERFECTION OF SECURITY INTEREST...................................35

SECTION 6.   COLLECTION AND ADMINISTRATION...............................................42
     6.1     Borrowers' Loan Accounts....................................................42
     6.2     Statements..................................................................42
     6.3     Collection of Accounts......................................................42
     6.4     Payments....................................................................44
     6.5     Authorization to Make Loans.................................................45
     6.6     Use of Proceeds.............................................................45
     6.7     Appointment of Parent for Requesting Loans and Receipts of Loans and
             Statements..................................................................45

SECTION 7.   COLLATERAL REPORTING AND COVENANTS..........................................46
     7.1     Collateral Reporting........................................................46
     7.2     Accounts Covenants..........................................................47
     7.3     Inventory Covenants.........................................................48
     7.4     Equipment and Real Property Covenants.......................................49
     7.5     Power of Attorney...........................................................49
     7.6     Right to Cure...............................................................50
     7.7     Access to Premises..........................................................51

SECTION 8.   REPRESENTATIONS AND WARRANTIES..............................................51
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                                       (i)
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     8.1     Corporate Existence, Power and Authority....................................51
     8.3     Financial Statements; No Material Adverse Change............................52
     8.4     Priority of Liens; Title to Properties......................................52
     8.5     Tax Returns.................................................................53
     8.6     Litigation..................................................................53
     8.7     Compliance with Other Agreements and Applicable Laws........................53
     8.8     Environmental Compliance....................................................54
     8.9     Employee Benefits...........................................................54
     8.10    Bank Accounts...............................................................55
     8.11    Intellectual Property.......................................................55
     8.12    Subsidiaries; Affiliates; Capitalization; Solvency..........................56
     8.13    Labor Disputes..............................................................57
     8.14    Restrictions on Subsidiaries................................................57
     8.15    Material Contracts..........................................................57
     8.16    Intentionally Deleted.......................................................57
     8.17    Accuracy and Completeness of Information....................................57
     8.18    Survival of Warranties; Cumulative..........................................58
     8.19    Interrelated Businesses.....................................................58
     8.20    Credit Card Agreements......................................................58

SECTION 9.   AFFIRMATIVE AND NEGATIVE COVENANTS..........................................59
     9.1     Maintenance of Existence.  .................................................59
     9.2     New Collateral Locations....................................................59
     9.3     Compliance with Laws, Regulations, Etc......................................59
     9.4     Payment of Taxes and Claims.................................................61
     9.5     Insurance...................................................................61
     9.6     Financial Statements and Other Information..................................62
     9.7     Sale of Assets, Consolidation, Merger, Dissolution, Etc.....................63
     9.8     Encumbrances................................................................68
     9.9     Indebtedness................................................................70
     9.10    Loans, Investments, Etc.....................................................75
     9.11    Dividends and Redemptions...................................................83
     9.12    Transactions with Affiliates................................................84
     9.13    Compliance with ERISA.......................................................85
     9.14    End of Fiscal Years; Fiscal Quarters........................................85
     9.16    Limitation of Restrictions Affecting Subsidiaries...........................85
     9.18    License Agreements..........................................................86
     9.19    After Acquired Real Property................................................87
     9.20    Credit Card Agreements......................................................87
     9.21    Costs and Expenses..........................................................88
     9.22    Further Assurances..........................................................89

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES..............................................89
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                                      (ii)
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     10.1    Events of Default...........................................................89
     10.2    Remedies....................................................................92

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW................95
     11.1    Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.......95
     11.2    Waiver of Notices...........................................................96
     11.3    Amendments and Waivers......................................................96
     11.4    Waiver of Counterclaims.....................................................97
     11.5    Indemnification.............................................................97

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS............................................97
     12.1    Term........................................................................97
     12.2    Interpretative Provisions...................................................99
     12.3    Notices....................................................................100
     12.4    Partial Invalidity.........................................................101
     12.5    Confidentiality............................................................101
     12.6    Successors.................................................................102
     12.7    Entire Agreement...........................................................103
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                                      (iii)
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                                    INDEX TO
                             EXHIBITS AND SCHEDULES

             Exhibit A           Form of Compliance Certificate

             Exhibit B           Information Certificate

             Schedule 1.6        Almod Agreements

             Schedule 1.37       Existing Lenders

             Schedule 1.38       Existing Letters of Credit

             Schedule 1.50       Intercompany Security Agreements

             Schedule 1.73       Permitted Holders

             Schedule 1.92       Tiffany Agreements

             Schedule 6.3        Retail Store Deposit Accounts

             Schedule 8.20       Credit Card Agreements

                                       (i)
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                           LOAN AND SECURITY AGREEMENT

     This Loan and Security Agreement dated March 22, 2002 is entered into by and among Congress Financial Corporation (Florida), a Florida corporation ("Lender") and L.S. Holding, Inc., a United States Virgin Islands corporation ("LS Holding"), L.S. Holding (Florida), Inc., a Florida corporation ("LS Florida"), and L.S. Wholesale, Inc., a Massachusetts corporation ("Wholesale", and together with Holding, and L.S. Florida, each individually a "Borrower" and collectively, "Borrowers") and Little Switzerland, Inc., a Delaware corporation ("Parent").

                              W I T N E S S E T H:

     WHEREAS, Borrowers and Guarantor have requested that Lender enter into financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

     WHEREAS, Lender is willing to agree to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean, as to each Borrower and Guarantor, all present and future rights of such Borrower and Guarantor to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or
(d) arising out of the use of a credit or charge card or information contained on or for use with the card.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the

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Reference Bank actually holds or has made any such deposits or loans. The
Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.4 "Alaska Consigned Inventory" shall mean, Inventory of Wholesale which is sold on consignment to LS Alaska which Inventory otherwise satisfies the criteria with respect to Eligible Inventory and with respect to which Lender has received (a) a Collateral Access Agreement from LS Alaska and (b) UCC financing statements between LS Alaska, as consignee and Wholesale, as consignor, in form and substance reasonably satisfactory to Lender, which are duly assigned to Lender and (c) a written notice to any secured lender to LS Alaska of the first priority security interest in such Inventory of Lender.

     1.5 "Almod" shall mean Almod Diamonds, Ltd., a New York corporation and its successors and assigns.

     1.6 "Almod Agreements" shall mean, collectively, (a) the documents and instruments referred to on Schedule 1.6 hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced) and (b) all agreements, documents, mortgages and instruments executed and/or delivered in connection with any of the foregoing.

     1.7 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.8 "Borrowers" shall mean, collectively, US Borrowers, LS Holding and any other Subsidiary of Parent that at any time after the date hereof becomes a Borrower hereunder (including their respective successors and assigns), each sometimes being referred to herein individually as a "Borrower".

     1.9  "Borrowing Base" shall mean, at any time,

          (a) as to the US Borrowers, the amount equal to:

                                        2
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               (i) the sum of (A) the lesser of (1) sixty-five (65%) percent multiplied by Value of the Eligible Inventory (other than Alaska Consigned Inventory) of the US Borrowers or (2) eighty-five (85%) percent of the Net Recovery Percentage of the Inventory (other than Alaska Consigned Inventory) of US Borrowers multiplied by the Value of the Eligible Inventory (other than Alaska Consigned Inventory) of US Borrowers, PLUS (B) until December 31, 2002, the lesser of (1) fifty (50%) percent multiplied by Value of Alaska Consigned Inventory or (2) eighty-five (85%) percent of the Net Recovery Percentage of Alaska Consigned Inventory multiplied by the Value of Alaska Consigned Inventory,

                      MINUS

               (ii) Reserves attributable to US Borrowers; and

          (b) as to LS Holding, the amount equal to:

               (i) the lesser of (A) sixty-five (65%) percent multiplied by Value of the Eligible Inventory of LS Holding or (B) eighty-five (85%) percent of the Net Recovery Percentage of the Inventory of LS Holding multiplied by the Value of the Eligible Inventory of LS Holding,

                      MINUS

               (ii) Reserves attributable to LS Holding.

     1.10 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, or the State of North Carolina, and a day on which Lender is open for the transaction of business, except that (i) if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market and (ii) if a determination of a Business Day shall relate to LS Holding, the term "Business Day" shall also exclude any day on which commercial banks are authorized or required to close under the laws of the United States Virgin Islands.

     1.11 "Capital Leases" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

     1.12 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

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     1.13 "Cash Equivalents" shall mean, at any time, (a) any evidence of
Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; PROVIDED, THAT, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of two hundred (270) days or less issued by a corporation (except an Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 (or the equivalent thereof) by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 (or the equivalent thereof) by Moody's Investors Service, Inc., or any successor of either of them; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; PROVIDED, THAT, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through
(e) above.

     1.14 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any Borrower or Guarantor to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act except as permitted in Section 9.7 hereof); (b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (c) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), except for one or more Permitted Holders, of beneficial ownership, directly or indirectly, of thirty-five (35%) percent of the voting power of the total outstanding Voting Stock of any Borrower or Guarantor or the Board of Directors of any Borrower or Guarantor; (d) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose nomination for election by the stockholders of Parent, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then still in office; or (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any Borrower or any of the Foreign Subsidiaries (except for World Gift).

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     1.15 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.16 "Collateral" shall mean, collectively, the US Collateral and the USVI Collateral.

     1.17 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, INTER ALIA, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

     1.18 "Credit Card Acknowledgments" shall mean, with respect to each Borrower, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to such Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements of such Borrower (other than fees and expenses due to any such Credit Card Issuer or Credit Card Processor), and agreeing to transfer all such amounts to the Blocked Accounts of such Borrower, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.19 "Credit Card Agreements" shall mean, with respect to each Borrower, all agreements (other than Credit Card Acknowledgments) now or hereafter entered into by such Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, including, but not limited to, the agreements set forth on Schedule 8.20 hereto.

     1.20 "Credit Card Issuer" shall mean any person (other than any Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., VISA, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

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     1.21 "Credit Card Processor" shall mean, with respect to each Borrower, any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of such Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

     1.22 "Credit Facility" shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to Sections 2.1 and 2.2 hereof.

     1.23 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     1.24 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, by and among Lender, a Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Lender Payment Account all funds received or deposited into the Blocked Accounts.

     1.25 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower located in the United States or the United States Virgin Islands consisting of finished goods held for resale in the ordinary course of the business of such Borrower, which are acceptable to Lender based on the criteria set forth below. In general, Eligible Inventory shall not include (a) work-in-process or raw materials; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned and controlled by any Borrower, EXCEPT any Inventory which would otherwise be deemed Eligible Inventory at locations in the United States or the United States Virgin Islands that is not located at premises owned and operated by any Borrower may nevertheless be considered Eligible Inventory:
(i) as to retail stores or other locations which are leased by a Borrower, if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory, to the extent Lender shall have established a Reserve in respect of amounts due or to become due to the owner and operator of such location (without limiting any other rights and remedies of Lender under this Agreement or under the other Financing Agreements with respect to the establishment of Reserves or otherwise) and after giving effect to such Reserves, there is

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Excess Availability; PROVIDED, THAT, (1) each Borrower shall use commercially reasonable efforts to obtain the Collateral Access Agreement from the lessor, owner and operator with respect to each of such locations and (2) the Reserves established pursuant to this Section shall not exceed, at any time, the aggregate of all amounts payable to such lessors, owners and operators for three
(3) months, PROVIDED, THAT, such limitation on the amount of the Reserves pursuant to this Section shall only apply so long as: (aa) no Event of Default shall exist or have occurred and be continuing, (bb) neither any Borrower nor Lender shall have received notice of any default or event of default under the lease with respect to such location and (cc) Lender shall have received evidence, in form and substance reasonably satisfactory to Lender, that each Borrower has not granted to the owner and lessor a security interest in or lien upon any assets of any Borrower (provided, that, to the extent that subsequent to the establishment of any such Reserve, such Borrower delivers a Collateral Access Agreement with respect to such location, such Reserve shall be released), and (ii) as to locations owned and/or operated by a third person (including LS Alaska until such time as it becomes a direct Subsidiary or Parent), (A) if Lender shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator or if Lender shall not have received such Collateral Access Agreement (or Lender shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by Lender), Lender may, at its option, nevertheless consider Inventory at such location to be Eligible Inventory to the extent Lender shall have established such Reserves in respect of amounts at any time payable by such Borrower to the owner and operator thereof as Lender shall, in good faith, determine, and (B) in addition, if required by Lender, if Lender shall have received: (1) UCC financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance reasonably satisfactory to Lender, which are duly assigned to Lender and (2) a written notice to any secured lender to the owner and operator of the first priority security interest in such Inventory of Lender; (g) Inventory subject to a security interest or lien in favor of any Person other than Lender except those permitted in this Agreement (but without limiting the right of Lender to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein);
(h) bill and hold goods; (i) unserviceable or obsolete Inventory; (j) returned Inventory that is not held for resale; (k) Inventory to be returned to vendors,
(l) Inventory subject to deposits made by customers for sales of Inventory which have not been delivered, (m) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (n) returned, damaged and/or defective Inventory; (o) Inventory purchased or sold on consignment, other than Alaska Consigned Inventory and (p) Inventory located outside the United States of America and its territories. The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Lender in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from a Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

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     1.26 "Eligible Transferee" shall mean (a) any Affiliate of Lender; (b) any other commercial bank or financial institution having combined capital and surplus and undivided profits of not less than $250,000,000 or (c) "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) approved by Lender, and except as otherwise provided in Section 12.6 hereof, as to any such accredited investor, as approved by Parent, such approval of Parent not to be unreasonably withheld, conditioned or delayed and such approval to be deemed given by Parent if no objection from Parent is received within seven (7) Business Days after notice of such proposed assignment has been provided by Lender, PROVIDED, THAT, neither any Borrower, any Guarantor nor any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee.

     1.27 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), written authorizations, final judicial or administrative decisions, injunctions or agreements between any Borrower, Guarantor or Subsidiary thereof and any Governmental Authority to the extent binding on such Person, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.28 "Equipment" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.29 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

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     1.30 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.31 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which any Borrower, Guarantor or any of its or their respective Subsidiaries could otherwise be liable; (f) a complete or partial withdrawal by any Borrower, Guarantor or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of $500,000 and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of any Borrower in excess of $500,000.

     1.32 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower or Parent on behalf of such Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by or on behalf of a Borrower.

     1.33 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.34 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

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     1.35 "Excess Availability" shall mean the sum of:

          (a) as to the US Borrowers, the amount, as determined, in good faith, by Lender, calculated at any date, equal to: (i) the lesser of: (A) the Borrowing Base with respect to all US Borrowers (without regard to any Reserves) and (B) the Revolving Loan Limit, MINUS (ii) the sum of: (A) the amount of all then outstanding and unpaid Obligations (other than outstanding USVI Obligations), plus (B) the amount of the Reserves attributable to US Borrowers (exclusive of Reserves in respect of Letter of Credit Accommodations and the Mortgage), plus (C) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of US Borrowers which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by such Borrower(s) in good faith), plus (D) without duplication, the amount of checks issued by US Borrowers to pay trade payables and other obligations which are more than sixty
(60) days past due as of such time (other than trade payables or other obligations being contested or disputed by US Borrowers in good faith), but not yet sent; and

          (b) as to LS Holding, the amount, as determined, in good faith, by Lender, calculated at any date, equal to: (i) the lesser of: (A) the Borrowing Base with respect to LS Holding (without regard to any Reserves) and (B) the Revolving Loan Limit, MINUS (ii) the sum of: (A) the amount of all then outstanding and unpaid USVI Obligations (other than the Term Loan), plus (B) the amount of the Reserves attributable to LS Holding (exclusive of Reserves in respect of Letter of Credit Accommodations), plus (C) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of LS Holding which are outstanding more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by LS Holding in good faith), plus (D) without duplication, the amount of checks issued by LS Holding to pay trade payables and other obligations which are more than sixty (60) days past due as of such time (other than trade payables or other obligations being contested or disputed by LS Holding in good faith), but not yet sent.

     1.36 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

     1.37 "Existing Lenders" shall mean the lenders to Borrowers listed on
Schedule 1.37 hereto (and including JPMorgan Chase Bank as successor by merger to The Chase Manhattan Bank) and their respective predecessors, successors and assigns.

     1.38 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of a Borrower or Guarantor or for which such Borrower or Guarantor is otherwise liable listed on 1.38 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.39 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements and all other agreements, documents and instruments now

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or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement.

     1.40 "Foreign Subsidiary" shall mean any direct or indirect subsidiary of Parent organized in a jurisdiction other than the United States of America, a state thereof, or the District of Columbia.

     1.41 "Foreign Subsidiary Agreements" shall mean the agreements, to be delivered by each Foreign Subsidiary (other than LS Holding) and LS Alaska to Lender, in accordance with Section 4.1(p) in form and substance satisfactory to Lender.

     1.42 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Section 9.17 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Lender prior to the date hereof.

     1.43 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     1.44 "Guarantor" shall mean Little Switzerland, Inc., a Delaware corporation, together with its successors and assigns.

     1.45 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.46 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed

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by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than ninety (90) days, unless the trade payable is being contested in good faith);
(c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time, PROVIDED, THAT, for purposes hereof, indebtedness referred to in this clause (g) is non-recourse to such Person, the amount of such indebtedness shall not be deemed to exceed the lesser of (i) the principal amount of such indebtedness or (ii) the net book value of the asset securing such indebtedness; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments.

     1.47 "Information Certificate" shall mean the Information Certificates of Borrowers and Guarantors constituting Exhibit B hereto containing material information with respect to Borrowers and Guarantor, their respective businesses and assets provided by or on behalf of Borrowers and Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.48 "Intercompany Loan Documents" shall mean the Intercompany Notes, the Intercompany Security Agreements and other agreements, documents and instruments at any time executed and/or delivered by LS Holding or LS Alaska in connection therewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.49 "Intercompany Notes" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the promissory note, dated of even date herewith, issued by LS Holding payable to Wholesale; (b) the promissory note, dated of even date herewith, issued by LS Holding payable to Florida; (c) the promissory note, dated of even date herewith, issued by LS Holding payable to

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Parent; (d) the promissory note, dated of even date herewith, issued by LS
Alaska payable to Wholesale; (e) the promissory note, dated of even date herewith, issued by LS Alaska payable to Florida; and (f) the promissory note, dated of even date herewith, issued by LS Alaska payable to Parent.

     1.50 "Intercompany Security Agreements" shall mean, collectively, the agreements set forth on Schedule 1.50 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.51 "Intellectual Property" shall mean, as to each Borrower and Guarantor, such Borrower's and Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

     1.52 "Intercreditor Agreement" shall mean the Intercreditor and Subordination Agreement, dated on or about the date hereof, by and between Lender and Tiffany, as acknowledged and agreed to by Borrowers and Guarantor, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.53 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as any Borrower (or Parent on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; PROVIDED, THAT, such Borrower (or Parent on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.54 "Interest Rate" shall mean,

          (a) Subject to clause (b) of this definition below:

               (i) as to Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate,

               (ii) as to Eurodollar Rate Loans, a rate equal to two and three-quarters (2 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower, or by Parent on behalf of such Borrower, as in effect three (3) Business Days after the date of receipt by Lender of the

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request of or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor).

          (b) Notwithstanding anything to the contrary contained in clause (a) of this definition, the Interest Rate shall mean the rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of four and three-quarters (4 3/4%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (i) either (A) for the period on and after the date of termination hereof until such time as all Obligations are paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (ii) on the Loans at any time outstanding in excess of the Borrowing Base or the Maximum Credit (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default) following demand therefor by Lender in accordance with Section 2.1(e) hereof.

     1.55 "Inventory" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or Guarantor as lessor;
(b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or Guarantor under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

     1.56 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Lender, by and among Lender, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Lender may require.

     1.57 "Lender Payment Account" shall mean account no. 5000000030334, ABA No.053000219 of Lender at First Union National Bank, Charlotte, North Carolina or such other account of Lender as Lender may from time to time designate to Parent as the Lender Payment Account for purposes of this Agreement and the other Financing Agreements.

     1.58 "Letter of Credit Accommodations" shall mean, collectively, the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower or

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Obligor of its obligations to such issuer; sometimes being referred to herein individually as "Letter of Credit Accommodation".

     1.59 "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

     1.60 "Loans" shall mean the Revolving Loans and the Term Loan.

     1.61 "LS Alaska" shall mean LS Holding (USA), Inc., an Alaska corporation, and its successors and assigns.

     1.62 "Material Adverse Effect" shall mean a material adverse effect on (a) the financial condition, business, performance or operations of Borrowers and their respective Subsidiaries (taken as a whole), or (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements;
(c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Lender upon the Collateral; (d) the Collateral or its value; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Lender under this Agreement or any of the other Financing Agreements.

     1.63 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of any Borrower or Guarantor involving monetary liability of or to any Person in an amount in excess of $250,000 in any fiscal year, (b) any Credit Card Agreement and (c) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

     1.64 "Maximum Credit" shall mean the amount of $12,000,000.

     1.65 "Mortgage" shall mean the First Priority Leasehold Mortgage, dated of even date herewith, by Wholesale in favor of Lender with respect to its leasehold interest in the Real Property and related assets of such US Borrower located at 161-B, Crown Bay, St Thomas, Virgin Islands (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced).

     1.66 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower, Guarantor or any ERISA Affiliate.

     1.67 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is an amount equal to the amount of the recovery in respect of the Inventory of a Borrower at such time on a "net orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3,

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net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the Inventory subject to such appraisal.

     1.68 "Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

     1.69 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Lender and/or any of its Affiliates, including, the USVI Obligations, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower under the United States Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or other similar statute of any jurisdiction now or hereafter in effect (whether at law or in equity) (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

     1.70 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantor), other than Borrowers; provided, however, that none of the Foreign Subsidiaries shall be Obligors prior to the occurrence of an Event of Default, so long as becoming an Obligor would result in tax liability to Parent or such Foreign Subsidiary as a direct result of becoming an Obligor.

     1.71 "Parent" shall mean Little Switzerland, Inc., a Delaware corporation, and its successors and assigns.

     1.72 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 12.6 of this Agreement governing participations.

     1.73 "Permitted Holders" shall mean the Persons listed on Schedule 1.73 hereto and their respective successors and assigns.

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     1.74 "Permitted Acquisition" shall mean any transaction which is permitted pursuant to the terms and conditions set forth in Section 9.7(a)(iii), 9.10(g) and 9.10(h).

     1.75 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.76 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

     1.77 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.78 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.79 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.80 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgage.

     1.81 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and Guarantor: (a) all Accounts;
(b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower or Guarantor; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or Guarantor or otherwise in favor of or delivered to any Borrower or Guarantor in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or

Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or Guarantor in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower or Guarantor is a beneficiary).

     1.82 "Records" shall mean, as to each Borrower and Guarantor, all of such Borrower's and Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or Guarantor with respect to the foregoing maintained with or by any other person).

     1.83 "Reference Bank" shall mean First Union National Bank, or such other bank as Lender may from time to time designate.

     1.84 "Renewal Date" shall the meaning set forth in Section 13.1 hereof.

     1.85 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to any US Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value or (ii) the assets or business of any Borrower or Obligor or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof, (d) to reflect amounts owing by Borrowers to Credit Card Issuers or Credit Card Processors in connection with the Credit Card Agreements, including without limitation, chargebacks, (e) on the date hereof, Lender shall establish a Reserve in the amount of $300,000, which Reserve shall be released, once Lender has received evidence satisfactory to Lender that the Mortgage is of record in the real estate records of the appropriate jurisdiction and a title insurance policy with respect to such Mortgage has been issued to Lender in accordance with the terms of this Agreement, or (f) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default. Without limiting the generality of the foregoing, Reserves may be established to reflect
(i) amounts due or to become due in respect of sales, use and/or withholding taxes; (ii) inventory shrinkage to the extent not otherwise reserved for in determining Eligible Inventory,

(iii) the aggregate amount of deposits, if any, received by Borrowers from its customers for unfilled orders of merchandise, (iv) any rental payments, service charges or other amounts due or to become due to lessors of real or personal property or other Persons to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral, subject to the applicable limitations set forth in the definition of Eligible Inventory, (v) to reflect the value, if any, of "aged Inventory" of Borrowers, the amount of such reserve to be equal to the difference, if any, between the aggregate dollar amount of "aged Inventory" as reflected in Schedule E-3 of the written appraisal of Hilco Appraisal Services, LLC ("Hilco") dated January 31, 2002 and the aggregate dollar value of aged Inventory of Borrowers on any date of determination, or (vi) to reflect against the Borrowing Base of the US Borrowers, the amount, if any, by which the outstanding amount of the Loans and Letter of Credit Accommodations to LS Holding exceeds the Borrowing Base of LS Holding. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith.

     1.86 "Revolving Loan Limit" shall mean, at any time, the amount equal to the $12,000,000 less the outstanding principal amount of the Term Loan.

     1.87 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of Lender for the account of any Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.88 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

     1.89 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.90 "Term Loan" shall mean, the term loan made by Lender to LS Holding as provided for in Section 2.3 hereof.

     1.91 "Tiffany" shall mean Tiffany and Company, a New York corporation and its successors and assigns.

     1.92 "Tiffany Agreements" shall mean, collectively, (a) the documents and instruments referred to on Schedule 1.92 hereof (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced) and (b) all agreements, documents, mortgages and instruments executed and/or delivered in connection with any of the foregoing.

     1.93 "Tiffany Stock Sale Proceeds" shall mean, all proceeds received from Tiffany by Parent as a result of the issuance of its Capital Stock to Tiffany pursuant to the terms and conditions of the Stockholders Agreement dated as of May 1, 2001, by and among Parent, Tiffany, Jewelcor Management, Inc. and Seymour Holtzman, as such agreement may be amended, supplemented or otherwise modified, from time to time.

     1.94 "UCC" shall mean the Uniform Commercial Code as in effect in the State of Florida, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Florida on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

     1.95 "US Borrowers" shall mean collectively together with their respective successors and assigns: (a) LS Wholesale, Inc., a Massachusetts corporation; (b) LS Holding (Florida), Inc., a Florida corporation; and (c) and any other Subsidiary of Parent, formed under the laws of the United States of America, or any state thereof, that at any time after the date hereof becomes a Borrower hereunder (including their respective successors and assigns), each sometimes being referred to herein individually as a "US Borrower".

     1.96 "US Collateral" shall have the meaning set forth in Section 5.1(a) hereof.

     1.97 "USVI Collateral" shall have the meaning set forth in Section 5.1(b) hereof.

     1.98 "USVI Obligations" shall mean the Loans and Letter of Credit Accommodations to LS Holding and all other obligations, liabilities and Indebtedness of every kind, nature and description owing by LS Holding to Lender and/or any of its Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to LS Holding under the United States Bankruptcy Code or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or other similar statute of any jurisdiction now or hereafter in effect (whether at law or in equity)(including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

     1.99 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, PROVIDED, THAT, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or (B) write-ups or write- downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender prior to the date hereof, if any.

     1.100 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

     1.101 "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     1.102 "World Gift" shall mean World Gift Imports (Barbados) Ltd., a Barbados corporation, and its successors and assigns.

SECTION 2.     CREDIT FACILITIES

     2.1  LOANS.

          (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make revolving loans to each US Borrower from time to time in amounts requested by such US Borrower (or Parent on behalf of such US Borrower) up to the aggregate amount outstanding to all US Borrowers at any time equal to the Borrowing Base of the US Borrowers at such time.

          (b) Subject to and upon the terms and conditions contained herein, Lender agrees to make revolving loans to LS Holding from time to time in amounts requested by LS Holding (or Parent on behalf of LS Holding) up to the amount outstanding at any time equal to the Borrowing Base of LS Holding at such time LESS the outstanding principal amount of the Term Loan.

          (c) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to Parent, reduce the lending formula(s) with respect to Eligible Inventory to the extent that Lender determines in good faith that: (i) the number of days of the turnover of the Inventory for any period has adversely changed in any material respect or (ii) the liquidation value of the Eligible Inventory, or any category thereof, has decreased in any material respect, including any decrease attributable to a change in the nature, quality or mix of the Inventory; PROVIDED, THAT, to the extent Lender reduces the advance rates used to determine the Borrowing Base at any time in effect, as a result of a change in the nature, quality or mix of the Inventory as set forth in clause (ii) hereof, but not as a consequence of its review of the most recent appraisal received by Lender, Borrowers may request that an appraisal be conducted (in accordance with Section 7.3 hereof) and, to the extent that the results of such appraisal reflect no such decrease or less of a decrease than that previously attributed by Lender to such a change, then the advance rates, to the extent actually reduced based on such decrease, shall be increased, accordingly. The amount of any decrease in the lending formulas shall have a reasonable relationship to the event, condition or circumstance which is the basis for such decrease as determined by Lender in good faith. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Inventory or in establishing Reserves. To the extent Lender may revise the lending formulas used to determine the Borrowing Base, or establish new criteria or revise existing criteria for Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve or otherwise revise the lending formulas for the same purpose.

          (d)  Except in Lender's discretion, or as otherwise provided herein,
(i) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to all Borrowers shall not exceed the Revolving Loan Limit, (iii) the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to LS Holding shall not exceed the Borrowing Base of LS Holding, and (iv) the aggregate principal amount of Revolving Loans based on Alaska Consigned Inventory outstanding at any time shall not exceed $2,000,000.

          (e) In the event that the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e), or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, or the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to all Borrowers exceeds the Revolving Loan Limit, or the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding at any time to LS Holding exceeds the Borrowing Base of LS Holding, or such event shall not limit, waive or otherwise affect any rights of Lender in such circumstances or on any future occasions and the applicable Borrower(s) shall, within three (3) Business Days after written demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2  LETTER OF CREDIT ACCOMMODATIONS.

          (a) Subject to and upon the terms and conditions contained herein, at the request of a Borrower (or Parent on behalf of such Borrower), Lender agrees, to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by or on behalf of Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations provided to or for the benefit of a Borrower shall constitute additional Loans to such Borrower pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, the applicable Borrower(s) shall pay to Lender, a letter of credit fee at a rate equal to two (2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that such Borrower shall pay to Lender such letter of credit fee, at a rate equal to four (4%) percent per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination of this Agreement.

          (c) The Borrower requesting such Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall give Lender two (2) Business Days' prior written notice of such Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. The Borrower requesting the Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall attach to such notice the proposed form of the Letter of Credit Accommodation.

          (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) the Borrower requesting such Letter of Credit Accommodation (or Parent on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Lender, for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and
(iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) thirty-five (35%) percent multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the United States of America or the United States Virgin Islands and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B).

          (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $3,000,000.

          (f) US Borrowers and Guarantor shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations provided for the account of such US Borrower, and LS Holding, US Borrowers and Guarantor shall indemnify, jointly severally, and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations provided for the account of LS Holding and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit

Accommodation, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction. Each Borrower and Guarantor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent. Each Borrower and Guarantor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder as provided for herein. Each Borrower and Guarantor hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, Guarantor, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

          (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantor shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into such Borrower's or Guarantor's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower and Guarantor shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

          (h) Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers and Guarantor shall be bound by any reasonable interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor. Lender shall have the sole and exclusive right and authority to, and Borrowers and Guarantor shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non- compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times (provided that if no Event of Default has occurred, Lender shall not exercise any of the following unless agreed to by or on behalf of any Borrower), (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name or in any Guarantor's name.

          (i) Any rights, remedies, duties or obligations granted or undertaken by any Borrower or Guarantor to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower or Guarantor to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent to the extent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers and Guarantor to Lender and to apply in all respects to Borrowers and Guarantor.

     2.3 TERM LOAN. (a) Subject to and upon the terms and conditions contained herein, Lender is making a Term Loan to LS Holding in the original principal amount of $4,000,000. The Term Loan is (a) evidenced by a Term Promissory Note in such original principal amount of $4,000,000 duly executed and delivered by LS Holding to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, such Term Promissory Note, and the other Financing Agreements, and (c) secured by all of the Collateral. The principal amount of the Term Loans shall be repaid on the third anniversary of the date of this Agreement or if this Agreement is renewed pursuant to Section 12.1 hereof, the then effective Renewal Date (or earlier as provided herein). Amounts repaid in respect o the Term Loan may be reborrowed as Revolving Loans by LS Holding in accordance with the terms of this Agreement.

     (b) In the event that at any time the sum of (i) the outstanding principal amount of the Term Loan, plus (ii) the aggregate principal amount of the Revolving Loans and Letter of Credit Accommodations outstanding at any time to LS Holding exceed the Borrowing Base of LS Holding, Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.4 JOINT AND SEVERAL LIABILITY. (a) US Borrowers shall be liable for all amounts due to Lender under this Agreement, regardless of which Borrower actually receives the Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Lender accounts for such Loans, Letter of Credit Accommodations or other extensions of credit on its books and records. The Obligations with respect to Loans and Letter of Credit Accommodations or other extensions of credit made to a Borrower, and the Obligations arising as a result of the joint and several liability of a US Borrower hereunder, with respect to Loans and Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, shall be separate and distinct obligations, but all such other Obligations shall be primary obligations of all US Borrowers. The Obligations arising as a result of the joint and several liability of a US Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other US Borrowers hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (a) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrowers or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrowers, (b) the absence of any attempt to collect the Obligations from the other Borrowers, any Obligor or any other security therefor, or the absence of any other action to enforce the same,
(c) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provisions of any instrument evidencing the Obligations of the other Borrowers, or any part thereof, or any other agreement now or hereafter executed by the other Borrowers and delivered to Lender, (d) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights and maintain its security or collateral for the Obligations of the other Borrowers, (e) the election of Lender in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) the disallowance of all or any portion of the claim(s) of Lender for the repayment of the Obligations of the other Borrowers under Section 502 of the Bankruptcy Code, or (g) any other circumstances which might constitute a legal or equitable discharge or defense of an Obligor or of the other Borrowers, other than the wilful misconduct or gross negligence of Lender or Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. With respect to the Obligations arising as a result of the joint and several liability of a US Borrower hereunder with respect to Loans, Letter of Credit Accommodations or other extensions of credit made to the other Borrowers hereunder, each US Borrower waives, until the Obligations shall have been paid in full in immediately available funds and this Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against Borrowers, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to Lender. Upon any Event of Default and for so long as the same is continuing, Lender may proceed directly and at once, without notice, against any US Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrowers or any other Person, or against any security or collateral for the Obligations. Each US Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of US Borrower(s) or against or in payment of any or all of the Obligations.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the obligations and liabilities of LS Holding under this Agreement and the other Financing Agreements shall be several and not joint and several, and it shall not be liable for, or be required to execute a guarantee of, nor be deemed a guarantor of, the Obligations of any US Borrower nor shall any of its assets secure the Obligations of any other Borrower or Obligor.

SECTION 3.     INTEREST AND FEES

     3.1  INTEREST.

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

          (a) Borrowers shall pay to Lender, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

          (b) Each Borrower (or Parent on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from a Borrower (or Parent on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from a Borrower (or Parent on behalf of such Borrower), such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, PROVIDED, THAT,
(i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) such Borrower (or Parent on behalf of such Borrower) shall have complied with such customary procedures as are established by Lender and specified by Lender to Parent from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans in the aggregate at any time requested by Borrowers shall not exceed the amount equal to ninety (90%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender in good faith (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved in accordance with the terms of this Agreement a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Parent, be subsequently converted to Prime Rate Loans on the date of termination of this Agreement in accordance with Section 12.1 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any US Borrower for any amounts owed by a US Borrower and charge the loan account of LS Holding for any amounts owed by LS Holding) any amounts required to compensate any Lender, the Reference Bank or any Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Lender, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2  FEES.

          (a) Borrowers shall pay to Lender as a closing fee the amount of $90,000, which shall be fully earned and payable as of the date hereof.

          (b) Borrowers shall pay to Lender monthly an unused line fee at a rate equal to three-eighths of one (3/8%) percent per annum calculated upon the amount by which $10,000,000 exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

          (c) Borrowers shall pay to Lender a servicing fee in an amount equal to $2,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

     3.3  CHANGES IN LAWS AND INCREASED COSTS OF LOANS.

          (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause
(iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender, in good faith, to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrowers and Guarantor shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Parent by Lender and shall be conclusive, absent manifest error.

          (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantor) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Lender determines that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Lender shall give telecopy or telephonic notice thereof to Parent as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Parent on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

          (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Lender shall promptly give written notice of such circumstances to Parent (which notice shall be promptly withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantor shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

          (d) Borrowers and Guarantor shall indemnify Lender and hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by any Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Parent on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower (or Parent on behalf of such Borrower) has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein OVER (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4.     CONDITIONS PRECEDENT

     4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the Existing Lenders of their respective financing arrangements with Borrowers and Guarantor and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority;

          (b) all requisite corporate action and proceedings of Borrowers and Guarantor in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation (or equivalent document) of each Borrower and Guarantor certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of such Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

          (c) no material adverse change shall have occurred in the assets or business of Borrowers since the date of Lender's latest field examination (not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of any Borrower or Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Inventory through the date of closing and test counts of the Inventory in a manner reasonably satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

          (e) Lender shall have received, in form and substance reasonably satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements;

          (f) Lender shall have received, in form and substance satisfactory to Lender, the collateral assignment by each US Borrower and Guarantor to Lender of all right, title and interest of each such Borrower and Guarantor under or pursuant to the Intercompany Loan Documents and granting Lender such other rights with respect thereto as Lender may require, duly authorized, executed and delivered by each such US Borrower and Guarantor and acknowledged and agreed to by LS Holding and LS Alaska (including as to each any waiver of defenses as against Lender as assignee of each such US Borrower and Guarantor);

          (g) the Excess Availability of Borrowers as determined, in good faith, by Lender, as of the date hereof, shall be not less than $4,000,000 after giving effect to the initial Loans made

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

or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (h) Lender shall have received, in form and substance reasonably satisfactory to Lender, Deposit Account Control Agreements by and among Lender, each Borrower and Guarantor, as the case may be and each bank where such Borrower (or Guarantor) has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be (or Lender shall be the bank's customer with respect to such deposit account as Lender may specify);

          (i) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral;

          (j) Lender shall have received Credit Card Acknowledgments in each case, duly authorized, executed and delivered by the Credit Card Issuers and Credit Card Processors;

          (k) Lender shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrower and Guarantor are located, which search results shall be in form and substance satisfactory to Lender;

          (l) Lender shall have received, in form and substance satisfactory to Lender, the Intercreditor Agreement by and among Lender and Tiffany, as acknowledged and agreed to by Borrowers and Guarantor, providing for, among other things, such parties' relative rights and priorities with respect to the assets and properties of Borrowers and Guarantor and the subordination in right of payment of the Indebtedness owing by Borrowers and Guarantor to Tiffany to the right of Lender to receive the prior and final payment and satisfaction in full of all of the Obligations and related matters, duly authorized, executed and delivered by Tiffany, Borrowers and Guarantor;

          (m) Lender shall have received, in form and substance reasonably satisfactory to Lender, a valid and effective title insurance policy in the amount of $2,000,000, issued by a company and agent acceptable to Lender: (i) insuring the priority, amount and sufficiency of the Mortgage, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

          (n) Lender shall have received originals of the shares of the stock certificates (to the extent such certificates exist in certificated form) representing (i) all of the issued and outstanding shares of the Capital Stock of each Borrower (other than LS Holding) and owned by any Borrower or Guarantor, and (ii) sixty-five (65%) percent of all of the issued and outstanding shares of the Capital Stock of each Foreign Subsidiary owned by any Borrower or Guarantor (other than World Gift, Little Switzerland Limited and Little Switzerland (St. Kitts and Nevis), in each case together with stock powers duly executed in blank with respect thereto;

          (o) Lender shall have received, in form and substance satisfactory to Lender, a letter agreement from each Foreign Subsidiary (other than LS Holding) and LS Alaska agreeing, among other things, not to (i) grant a security interest or lien in any of its assets in favor of any Person other than Lender, and (ii) incur any Indebtedness or trade payables in each case, beyond such limits as agreed to by Lender and such Foreign Subsidiaries;

          (p) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (q) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers and Guarantor with respect to the Financing Agreements, the Intercompany Loan Documents and such other matters as Lender may request; and

          (r) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance reasonably satisfactory to Lender.

     4.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lenders making the Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date), and except for such changes therein expressly permitted or expressly contemplated by this Agreement or the other Financing Agreements;

          (b) no law, regulation, order, judgment or decree of any Governmental Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letter of Credit Accommodations, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

          (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

SECTION 5.     GRANT AND PERFECTION OF SECURITY INTEREST

     5.1 GRANT OF SECURITY INTEREST. (a) To secure payment and performance of all Obligations, each US Borrower and Guarantor hereby grants to Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender, as security, all personal and real property and fixtures, and interests in property and fixtures, of each US Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "US Collateral"):

               (i)    all Accounts;

               (ii) all general intangibles, including, without limitation, all Intellectual Property;

               (iii) all goods, including, without limitation, Inventory and Equipment;

               (iv)   all Real Property and fixtures;

               (v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

               (vi) all instruments, including, without limitation, all promissory notes;

               (vii)  all documents;

               (viii) all deposit accounts;

               (ix) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

               (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other US Collateral, including (A) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the US Collateral, (B) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (C) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other US Collateral, including returned, repossessed and reclaimed goods, and (D) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of any US Borrower or Guarantor now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of any US Borrower or Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

               (xiii) to the extent not otherwise described above, all Receivables;

               (xiv)  all Records; and

               (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other US Collateral.

          (b) To secure payment and performance of all USVI Obligations, LS Holding hereby grants to Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender, as security, all personal and real property and fixtures, and interests in property and fixtures, of LS Holding, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "USVI Collateral"):

               (i)    all Accounts;

               (ii) all general intangibles, including, without limitation, all Intellectual Property;

               (iii) all goods, including, without limitation, Inventory and Equipment;

               (iv)   all Real Property and fixtures;

               (v) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

               (vi) all instruments, including, without limitation, all promissory notes;

               (vii)  all documents;

               (viii) all deposit accounts;

               (ix) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

               (x) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other USVI

Collateral, including rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the USVI Collateral, (A) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (B) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other USVI Collateral, including returned, repossessed and reclaimed goods, and (C) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (xi) all (A) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (B) monies, credit balances, deposits and other property of LS Holding now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of LS Holding, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

               (xii) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

               (xiii) to the extent not otherwise described above, all Receivables;

               (xiv)  all Records; and

               (xv) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other USVI Collateral.

          (c) Notwithstanding anything to the contrary set forth in Sections 5.1(a) and 5.1(b) above, the types or items of Collateral described in such Sections shall not include: any rights or interests in any contract, lease, permit, license, charter or license agreement covering real or personal property, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Lender is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; PROVIDED, THAT, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under Sections 9-406, 9-407 or 9-408 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Lender unconditional continuing security interests in and liens upon any rights or interests of any Borrower or Guarantor in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Receivables).

     5.2  PERFECTION OF SECURITY INTERESTS.

          (a) Each Borrower and Guarantor irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with

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respect to the Collateral naming Lender or its designee as the secured party and such Borrower or Guarantor as debtor, as Lender may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and Guarantor hereby ratifies and approves all financing statements naming
Lender or its designee as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Each Borrower and Guarantor hereby authorizes Lender to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and such Borrower or Guarantor as debtor.

          (b) Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantor shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, each Borrower and Guarantor shall, or Lender may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

          (c) In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction),

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such Borrower or Guarantor shall promptly notify Lender thereof in writing.
Promptly upon Lender's request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

          (d) Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrowers and Guarantor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be reasonably acceptable to Lender, and
(iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions reasonably acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or Guarantor's salaried employees.

          (e) No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

               (i) In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Lender, as collateral security for its respective Obligations accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify; PROVIDED, THAT, prior to the occurrence and continuance of an Event of Default, any Borrower or Guarantor shall not pledge more than 65% of their voting stock in any Foreign Subsidiary unless, and until as a result of a change in law, Borrowers and/or Guarantor, as the case may be, shall not have any material tax liability pursuant to any applicable statute in any applicable jurisdiction, as a direct result of pledging more than 65% of the voting stock in any Foreign Subsidiary. If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the

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

issuer to agree to comply with instructions from Lender as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Lender to become the registered owner of the securities; provided, that, prior to the occurrence and continuance of an Event of Default, with respect to uncertificated securities of any Foreign Subsidiary, such Borrower or Guarantor, as the case may be, shall not be required to pledge more than 65% of their voting stock in any Foreign Subsidiary unless, and until as a result of a change in law, or in the financial condition of Parent and its Subsidiaries, Borrowers and/or Guarantor, as the case may be, shall not have any material tax liability pursuant to any applicable statute in any applicable jurisdiction, as a direct result of pledging more than 65% of the voting stock in any Foreign Subsidiary.

               (ii) Borrowers and Guarantor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be reasonably acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

          (f) Borrowers and Guarantor are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Lender thereof in writing. Such Borrower or Guarantor shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance reasonably satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by such Borrower or Guarantor and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at

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

Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

          (g) Borrowers and Guarantor do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may reasonably require in connection with such commercial tort claim.

          (h) Borrowers and Guarantor do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificate and except for goods located in the United States in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods or the United States Virgin Islands or goods located in a bank safety deposit box owned by such Borrower or Guarantor. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrowers and Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrowers and Guarantor shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

          (i) Borrowers and Guarantor shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Guarantor's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation

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or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 6.     COLLECTION AND ADMINISTRATION

     6.1 BORROWERS' LOAN ACCOUNTS. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 STATEMENTS. Lender shall render to Parent each month a statement setting forth the balance in each of the Borrower's loan account(s) maintained by Lender for each such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantor and conclusively binding upon Borrowers and Guarantor as an account stated, except to the extent that Lender receives a written notice from Parent of any specific exceptions of Parent thereto within thirty (30) days after the date such statement has been received by Parent. Until such time as Lender shall have rendered to Parent a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by the applicable Borrower and Guarantor.

     6.3  COLLECTION OF ACCOUNTS.

          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are reasonably acceptable to Lender into which Borrowers shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Each Borrower shall deposit all proceeds from sales of Inventory in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily store receipts, from each retail store location of Borrower on each Business Day into the deposit accounts of Borrower used solely for such purpose and identified to each retail store location as set forth on Schedule 6.3. All such funds deposited into the separate deposit accounts shall be sent by wire transfer on a daily basis and all other proceeds of Collateral shall be sent by wire transfer, to the Blocked Accounts. Each Borrower shall irrevocably authorize and direct in writing, in form and substance reasonably satisfactory to Lender, each of the banks into which proceeds from sales of Inventory from each retail store

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location of Borrower are at any time deposited as provided above to send all funds deposited in such account by wire transfer on a daily basis to the Blocked Accounts. Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of Lender. Borrowers shall deliver, or cause to be delivered to Lender a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become the bank's customer with respect to any of the Blocked Accounts and promptly upon Lender's request, Borrowers shall execute and deliver such agreements and documents as Lender may reasonably require in connection therewith. Each Borrower and Guarantor agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of such Borrower's Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations of such Borrower.

          (b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations (as provided in Section 6.4 below) on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Lender Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day.

          (c) Each Borrower and Guarantor and their respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, credit card sales drafts, credit card sales or charge slips or receipts, all forms of store receipts, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with any Borrower's or Guarantor's own funds PROVIDED, THAT, if at any time the Excess Availability, shall be less than $500,000, Borrowers and Guarantor shall promptly upon Lender's request cause the portion thereof representing sales and/or use taxes payable in connection with such sales or otherwise to be deposited into a separate bank account or accounts established for such purpose. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account or any

                                       43
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other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligations of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4  PAYMENTS.

          (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: FIRST, to pay any fees, indemnities or expense reimbursements then due to Lender from any Borrower or Guarantor; SECOND, to pay interest due in respect of any Loans; THIRD, to pay principal due in respect of the Loans; FOURTH, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Parent, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except
(A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent any Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

          (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower. Borrowers and Guarantor shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers and Guarantor shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(b) shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

                                       44
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          (c)  Notwithstanding anything to the contrary set forth in this
Section 6.4 to the contrary, Lender shall apply payments received or collected from LS Holding or for the account of LS Holding (including the monetary proceeds of collections or of realization upon any USVI Collateral) only to the USVI Obligations.

     6.5 AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Parent or any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Miami, Florida time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower or Guarantor or in accordance with the terms and conditions of this Agreement.

     6.6 USE OF PROCEEDS. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

     6.7 APPOINTMENT OF PARENT FOR REQUESTING LOANS AND RECEIPTS OF LOANS AND STATEMENTS.

          (a) Each Borrower hereby irrevocably appoints and constitutes Parent as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Lender in the name or on behalf of such Borrower. Lender may disburse the Loans to such bank account of Parent or a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Parent may designate or direct, without notice to any other Borrower or Obligor. Notwithstanding anything to the contrary contained herein, Lender may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

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          (b)  Parent hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.7. Parent shall ensure that the disbursement of any Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

          (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Parent as its agent to receive statements on account and all other notices from Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

          (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by Parent shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower of Guarantor.

          (e) No purported termination of the appointment of Parent as agent as aforesaid shall be effective, except after ten (10) days' prior written notice to Lender.

SECTION 7.     COLLATERAL REPORTING AND COVENANTS

     7.1  COLLATERAL REPORTING.

          (a) Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

               (i) on a weekly basis or more frequently as Lender may, in good faith, request, (A) perpetual inventory reports (including "aged Inventory" and including the amounts of Inventory and the value thereof at, any leased locations and at premises of warehouses, processors or other third parties), (B) reports of sales of Inventory, indicating gross sales, returns, allowances and net sales, and (C) reports of aggregate Inventory purchases (including, to the extent then available, all costs related thereto, such as freight, duty and taxes);

               (ii) as soon as possible after the end of each month (but in any event within ten (10) Business Days after the end thereof), on a monthly basis or more frequently as Lender may request, (A) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral), such agings to be subject to final adjustment received by Lender no later than thirty (30) days after the end of each month and (B) a certificate from the chief financial officer of Parent representing that Borrowers have made payment of sales and use taxes during such month or, at Lender's reasonable request, other evidence of such payment;

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               (iii)  as soon as available, but in any event not later than five
(5) days after receipt by Borrowers and/or Parent, the monthly bank statements of Foreign Subsidiaries; and

               (iv) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower or Guarantor and (D) reports by retail store locations of sales and operating profits for each such retail store location;

               (v) such other reports as to the Collateral as Lender shall request from time to time.

          (b) If any Borrower's or Guarantor's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, such Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2  ACCOUNTS COVENANTS.

          (a) Borrowers shall notify Lender promptly of any material delay in any Borrower's performance of any of its material obligations to any Credit Card Issuer or Credit Card Processor or the assertion of any material claims, offsets, defenses or counterclaims by any Credit Card Issuer or Credit Card Processor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (i) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor, Credit Card Issuer or Credit Card Processor. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor, Credit Card Issuer or Credit Card Processor, without Lender's consent, which consent shall not be unreasonably withheld, except in the ordinary course of a Borrower's or Guarantor's business in accordance with current practices and policies in effect on the date hereof and except as set forth in the schedules delivered to Lender pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrowers and Guarantor shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor, Credit Card Issuer or Credit Card Processor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors, Credit Card Issuer or Credit Card Processor, or grant any credits, discounts or allowances.

          (b) At any time upon the occurrence and during the continuance of an Event of Default, Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

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          (c)  Each Borrower shall notify Lender promptly of: (i) any notice of a material default by such Borrower under any of the Credit Card Agreements or of any default which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing to make payments or suspending payments to such Borrower, (ii) any notice from any Credit Card Issuer or Credit Card Processor that such person is ceasing or suspending, or will cease or suspend, any present or future payments due or to become due to such Borrower from such person, or that such person is terminating or will terminate any of the Credit Card Agreements, and (iii) the failure of such Borrower to comply with any material terms of the Credit Card Agreements or any terms thereof which has a reasonable likelihood of resulting in the Credit Card Issuer or Credit Card Processor ceasing or suspending payments to such Borrower.

     7.3 INVENTORY COVENANTS. With respect to the Inventory: (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such Borrower's or Guarantor's cost therefor and daily withdrawals therefrom and additions thereto;
(b) Borrowers and Guarantor shall conduct a physical count of the Inventory at least once each year but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrowers and Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or Guarantor which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrowers shall, at their expense, no more than two (2) times in any twelve (12) month period, but at any additional time or times as Lender may request at Lender's expense, or at any time or times as Lender may request at Borrowers' expense on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Lender and by an appraiser acceptable to Lender (Lender agrees that so long as Hilco is on its approved appraiser list, Lender shall select Hilco to conduct any such appraisals and to the extent, Hilco is not on such list or is otherwise unavailable to conduct such appraisal, to the extent Gordon Brothers is on Lender's approved list Lender shall endeavor to use Gordon Brothers to conduct such appraisal), addressed to Lender and upon which Lenders is expressly permitted to rely; (e) after the occurrence and during the continuance of an Event of Default, Borrowers shall, at their expense, conduct through RGIS Inventory Specialists, Inc. or another inventory counting service reasonably acceptable to Lender, a physical count of the Inventory in form, scope and methodology acceptable to Lender, the results of which shall be reported directly by such inventory counting service to Lender (with a copy to Parent) and Borrowers shall promptly deliver confirmation in a form reasonably satisfactory to Lender that appropriate adjustments have been made to the inventory records of Borrowers to reconcile the inventory count to Borrowers' inventory records; (f) Borrowers and Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938,

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as amended and all rules, regulations and orders related thereto); (g) Borrowers and Guarantor assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) each Borrower and Guarantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers or Guarantor to repurchase such Inventory except for the right of return given to retail customers of Borrowers and Guarantor in the ordinary course of the business of Borrowers and Guarantor in accordance with the return policy of Borrowers and Guarantor (in effect on the date hereof); (i) Borrowers and Guarantor shall keep the Inventory in good and marketable condition; and (j) Borrowers shall not, without prior written notice to Lender or the specific identification of such Inventory in a report with respect thereto provided to Lender pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

     7.4 EQUIPMENT AND REAL PROPERTY COVENANTS. With respect to Real Property subject to the Mortgage, upon Lender's request, Borrowers and Guarantors shall, at their expense, at any time or times as Lender may request on or after and during the continuance of an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Real Property subject to the Mortgage, in form, scope and methodology reasonably acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely. With respect to Equipment and Real Property (a) Borrowers and Guarantors shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrowers and Guarantors shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity in all material respects with all applicable laws; (c) Borrowers and Guarantors shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business; and
(d) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment and Real Property.

     7.5 POWER OF ATTORNEY. Each Borrower and Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's and Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's, Guarantor's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's or Guarantor's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender, in good faith, deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and dispose of all mail addressed to such Borrower or Guarantor and handle and store all mail

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relating to the Collateral; (ix) sign such Borrower's or Guarantor's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof; and (x) do all acts and things which are necessary, in Lender's good faith determination, to fulfill such Borrower's or Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, (iii) endorse such Borrower's or Guarantor's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations in accordance with the terms of this Agreement, (iv) endorse such Borrower's or Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in such Borrower's or Guarantor's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or Guarantor's name for such purpose, and to complete in such Borrower's or Guarantor's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof. Each Borrower and each Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 RIGHT TO CURE. Lender may, at its option, upon notice to Parent, (a) cure any material default by any Borrower or Guarantor under any material agreement with a third party that adversely affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge any Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

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     7.7  ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of each Borrower's and Guarantor's premises during normal business hours and after notice to Parent, or at any time and without notice to Parent if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower's and Guarantor's books and records, including the Records, provided, that, prior to the occurrence and continuance of an Event of Default, Borrowers shall not be required to pay for more than three (3) inspections, verifications or audits during any twelve (12) month period, and (b) each Borrower and Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and (c) Lender or Lender's designee may use during normal business hours such of any Borrower's and Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8.           REPRESENTATIONS AND WARRANTIES

     Each Borrower and Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

     8.1 CORPORATE EXISTENCE, POWER AND AUTHORITY. Each Borrower and Guarantor is a corporation duly organized and in good standing under the laws of its jurisdiction of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or Guarantor's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and Guarantor's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or Guarantor's certificate of incorporation, by-laws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or Guarantor (other than in favor of Lender). This Agreement and the other Financing Agreements to which any Borrower or Guarantor is a party constitute legal, valid and binding obligations of such Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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     8.2  NAME; STATE OF ORGANIZATION; CHIEF EXECUTIVE OFFICE; COLLATERAL
LOCATIONS.

          (a) The exact legal name of each Borrower and Guarantor is as set forth on the signature page of this Agreement and in the Information Certificate. No Borrower or Guarantor has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

          (b) Each Borrower and Guarantor is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of each Borrower and Guarantor or accurately states that such Borrower or Guarantor has none and accurately sets forth the federal employer identification number of each Borrower and Guarantor.

          (c) The chief executive office and mailing address of each Borrower and Guarantor and each Borrower's and Guarantor's Records concerning Accounts are located only at the addresses identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or Guarantor to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or Guarantor and sets forth the owners and/or operators thereof.

     8.3 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and Guarantors to Lender prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Lender prior to the date of this Agreement.

     8.4 PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and Guarantor has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are

                                       52
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specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

     8.5 TAX RETURNS. Each Borrower and Guarantor and their respective Subsidiaries has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and Guarantor and their respective Subsidiaries has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor, or Subsidiary and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed. Each Borrower, Guarantor and Subsidiary has timely remitted to the appropriate tax authority all presently due sales and/or use taxes applicable to its business required to be collected under the laws of the United States and each possession or territory thereof, and each State or political subdivision thereof or any other jurisdiction, including any State in which such Borrower, Guarantor or Subsidiary owns any Inventory or owns or leases any other property, except such taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary and with respect to which adequate reserves have been set aside on its books.

     8.6 LITIGATION. As of the date hereof, except as set forth on Schedule 8.6 to the Information Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against or affecting any Borrower, Guarantor or Subsidiary, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any Borrower's or Guarantor's knowledge threatened, against any Borrower, Guarantor or Subsidiary or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower, Guarantor or Subsidiary has or could reasonably be expected to have a Material Adverse Effect.

     8.7  COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

          (a) Borrowers and Guarantors are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound where such default or violation would have a Material Adverse Effect. Borrowers and Guarantors are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws.

                                       53
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          (b)  Borrowers and Guarantors have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business (the "Permits"). All of the Permits are in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Guarantor's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     8.8  ENVIRONMENTAL COMPLIANCE.

          (a) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which violates in any material respect any applicable Environmental Law or Permit, and the operations of Borrowers, Guarantors and any Subsidiary of any Borrower or Guarantor complies in all material respects with all Environmental Laws and all Permits.

          (b) Except as set forth on Schedule 8.8 to the Information Certificate, no Borrower or Guarantor has received any notice that there has been any investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor, to the best of Borrower's knowledge, is any pending or to the best of any Borrower's or Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or Guarantor and any Subsidiary of any Borrower or Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or Guarantor or its or their business, operations or assets or any properties at which such Borrower or Guarantor has transported, stored or disposed of any Hazardous Materials.

          (c) Except as set forth on Schedule 8.8 to the Information Certificate, Borrowers, Guarantors and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrowers, Guarantors and their Subsidiaries have all Permits required to be obtained or filed in connection with the operations of Borrowers and Guarantors under any Environmental Law and all of such licenses, certificates, approvals or authorizations and other Permits are valid and in full force and effect.

     8.9  EMPLOYEE BENEFITS.

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          (a)  Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Guarantor's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA Affiliates do not sponsor, maintain or contribute to a Plan subject to the requirements of Section 412 of the Code or any Multi-employer Plan.

          (b) There are no pending, or to the best of any Borrower's or Guarantor's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) to the extent applicable, the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each Borrower and Guarantor, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) each Borrower and Guarantor, and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA.

     8.10 BANK ACCOUNTS. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 to the Information Certificate, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 5.2(d) hereof.

     8.11 INTELLECTUAL PROPERTY. Each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrowers and Guarantors do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and Guarantor's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or Guarantor infringes any

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patent, trademark, servicemark, tradename, copyright, license or other
Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or Guarantor contesting its right to sell or use any such Intellectual Property.
Schedule 8.11 to the Information Certificate sets forth all of the agreements or other arrangements of each Borrower and Guarantor pursuant to which such Borrower or Guarantor has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or Guarantor as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any Borrower or Guarantor after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any Borrower or Guarantor which is owned by another person, or owned by such Borrower or Guarantor subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or Guarantor under applicable law (including the United States Copyright Act of 1976).

     8.12 SUBSIDIARIES; AFFILIATES; CAPITALIZATION; SOLVENCY.

          (a) Each Borrower and Guarantor does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information Certificate.

          (b) Each Borrower and Guarantor is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock (other than any nominee shares) of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or Guarantor and there are no proxies, irrevocable or otherwise, with respect to such shares and, except as set forth on Schedule 8.12 to the Information Certificate, no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

          (c) The issued and outstanding shares of Capital Stock of each Borrower and Guarantor are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender prior to the date hereof.

          (d) Each Borrower and Guarantor is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transactions contemplated hereunder.

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     8.13 LABOR DISPUTES.

          (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

          (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of any Borrower's or Guarantor's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of any Borrower's or Guarantor's knowledge, threatened against any Borrower or Guarantor, which has or reasonably could be expected to have a Material Adverse Effect.

     8.14 RESTRICTIONS ON SUBSIDIARIES. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its or their Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its or their Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

     8.15 MATERIAL CONTRACTS. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or Guarantor is a party or is bound as of the date hereof. Borrowers and Guarantors have delivered or made available true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrowers and Guarantors are not in breach or in default in any material respect of or under any Material Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.16 INTENTIONALLY DELETED.

     8.17 ACCURACY AND COMPLETENESS OF INFORMATION. All information furnished by or on behalf of any Borrower or Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading, taken as a whole, in light of the circumstances under which they were made. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

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     8.18 SURVIVAL OF WARRANTIES; CUMULATIVE. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and in accordance with
Section 4.2(a) hereof shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Lender.

     8.19 INTERRELATED BUSINESSES. Parent is the direct and beneficial owner and holder of all of the issued and outstanding shares of capital stock of the Borrowers. Borrowers and Guarantor share an identity of interests such that any benefit received by each of Borrowers and Guarantor benefits the others. LS Holding and Parent (or their respective nominees) is the direct and beneficial owner of all of the issued and outstanding shares of Capital Stock of the Foreign Subsidiaries except for World Gift (of which it owns 100% of the issued and outstanding Capital Stock subject to reduction of such amount as set forth in the Almod Agreements) and LS Holding. Each Borrower and the other Subsidiaries of Parent (a) render services to or for the benefit of the other Borrowers and other Subsidiaries, (b) make loans and advances and provide other financial accommodations to or for the benefit of the other Borrowers and the other Subsidiaries (including, INTER ALIA, the payment and/or guaranties by Borrowers and the other Subsidiaries of Indebtedness of the other Borrowers and the other Subsidiaries), and (c) provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and the other Subsidiaries. Parent and its Subsidiaries have centralized accounting and legal services.

     8.20 CREDIT CARD AGREEMENTS. Set forth in Schedule 8.20 hereto is a correct and complete list of (a) all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among any Borrower, any of its affiliates, the Credit Card Issuers, the Credit Card Processors and any of their affiliates, (b) the percentage of each sale payable to the Credit Card Issuer or Credit Card Processor under the terms of the Credit Card Agreements, (c) all other fees and charges payable by each Borrower under or in connection with the Credit Card Agreements and (d) the term of such Credit Card Agreements. The Credit Card Agreements constitute all of such agreements necessary for each Borrower to operate its business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrower arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom any Borrower has entered into one of the Credit Card Agreements set forth on
Schedule 8.20 hereto or with whom each Borrower has entered into a Credit Card Agreement in accordance with Section 9.20 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and are in full, force and effect. No default or event of default, or act, condition

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or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Each Borrower and, to the best of such Borrower's knowledge, the other parties thereto, have complied in all material respects with all of the terms and conditions of the Credit Card Agreements to the extent necessary for such Borrower to be entitled to receive all payments thereunder. Each Borrower has delivered, or caused to be delivered to Lender, true, correct and complete copies of all of the Credit Card Agreements.

SECTION 9.     AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1  MAINTENANCE OF EXISTENCE.

          (a) Each Borrower and Guarantor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, except as permitted in Section 9.7 hereof.

          (b) No Borrower or Guarantor shall change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty (30) days prior written notice from Parent of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of such Borrower or Guarantor providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of such Borrower or Guarantor as soon as it is available.

          (c) No Borrower or Guarantor shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not voluntarily acquire one) unless Lender shall have received not less than thirty (30) days' prior written notice from Parent of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. No Borrower or Guarantor shall change its type of organization, jurisdiction of organization or other legal structure.

     9.2 NEW COLLATERAL LOCATIONS. Each Borrower and Guarantor may only open any new location within the continental United States, Virgin Islands or Puerto Rico provided such Borrower or Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

     9.3  COMPLIANCE WITH LAWS, REGULATIONS, ETC.

          (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders

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and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and written stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws, where the failure to so comply would have a Material Adverse Effect.

          (b) Borrowers and Guarantors shall give written notice to Lender promptly upon any Borrower's or Guarantor's receipt of any notice of, or any Borrower's or Guarantor's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all material environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such Borrower or Guarantor to Lender. Each Borrower and Guarantor shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or Guarantor in order to avoid any non-compliance, with any Environmental Law, which in any case would have a Material Adverse Effect, Borrowers shall, at Lender's reasonable request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Lender to conduct such assessments of the site where non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such assessments, a copy of the proposed plan for responding to any environmental non-compliance, if any, described therein, and an estimate of the costs, if any, thereof and (ii) provide to Lender a supplemental report of such engineer in the event that the scope of such non-compliance, or such Borrower's or Guarantor's response thereto or the estimated costs thereof, shall change in any material respect.

          (d) Each Borrower and Guarantor shall indemnify and hold harmless Lender and its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any Real Property of any Borrower or Guarantor and the preparation and implementation of any closure, remediation or other plans required under applicable Environmental Laws. All representations, warranties, covenants and

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indemnifications in this Section 9.3 shall survive the payment of the
Obligations and the termination of this Agreement.

     9.4 PAYMENT OF TAXES AND CLAIMS. Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender, on demand the amount thereof, and until paid by such Borrower or Guarantor such amount shall be added and deemed part of the Loans, PROVIDED, THAT, nothing contained herein shall be construed to require any Borrower or Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

     9.5 INSURANCE. (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be reasonably satisfactory to Lender as to form, amount and insurer. Borrowers and Guarantors shall furnish certificates, policies or endorsements to Lender as Lender shall reasonably require as proof of such insurance, and, if any Borrower or Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for each Borrower and Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Guarantors shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantors shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance reasonably satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its or their Affiliates.

          (b) At its option, Lender may apply any insurance proceeds received by Lender on account of a Borrower at any time to the costs of repairs or replacement of such Borrower's Collateral and/or to payment of such Borrower's Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for such Borrower's Obligations, except that, notwithstanding anything to the contrary contained herein, in the event that any of the Collateral (other than Inventory) shall be lost or physically

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damaged or destroyed, upon the written request of Parent, Lender shall release
(or authorize the respective insurer(s) to release) the insurance proceeds otherwise payable to Lender pursuant to this Section 9.5 in respect of such Collateral (other than Inventory) to such Borrower as Parent may direct as a result of such loss, damage or destruction, provided that, in each case, all of the following conditions are satisfied: (i) no Event of Default shall exist or have occurred and be continuing, (ii) such proceeds shall be used to repair, refurbish or replace the Collateral so lost, damaged or destroyed, and (iii) the insurance carrier shall have waived any right of subrogation against Borrowers under its policy.

     9.6  FINANCIAL STATEMENTS AND OTHER INFORMATION.

          (a) Each Borrower and Guarantor shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of such Borrower, Guarantor and its Subsidiaries (on a consolidated basis) in accordance with GAAP. Borrowers and Guarantors shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Guarantors, and to notify the auditors and accountants of Borrowers and Guarantors that Lender is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers and Guarantors shall furnish or cause to be furnished to Lender, the following: (i) within thirty (30) days after the end of each fiscal month (unless such month is also the end of a fiscal quarter then within forty-five (45) days after the end thereof), monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent (in his or her capacity as such and not individually), subject to normal year-end adjustments and no footnotes and accompanied by a compliance certificate substantially in the form of Exhibit A hereto, and in the event that Excess Availability shall be less than $4,000,000, a schedule in a form satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers and Guarantors are in compliance with the covenant set forth in Section 9.17 of this Agreement for such month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets and statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended.

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          (b)  Borrowers and Guarantors shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to Collateral having a value of more than $250,000 or which if adversely determined would result in any material adverse change in any Borrower's or Guarantor's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract being terminated or amended in any material respect or any new Material Contract entered into (in which event Borrowers and Guarantors shall provide Lender with a copy (or make available to Lender a copy) of such Material Contract), (iii) any order, judgment or decree in excess of $250,000 shall have been entered against any Borrower or Guarantor any of its or their properties or assets, (iv) any notification of a material violation of laws or regulations received by any Borrower or Guarantor, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

          (c) Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers and Guarantors shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Guarantors, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other Governmental Authority, to any Affiliate of Lender or to any assignee or Participant or prospective assignee or Participant, subject to the confidentiality provisions of Section 12.5 hereof. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Lender such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by the party that sent same to Lender in writing.

     9.7 SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, EXCEPT THAT:

               (i) any Foreign Subsidiary of Parent (other than LS Holding) may, after prior written notice to Lender, merge or consolidate with any other Foreign Subsidiary;

               (ii) any Subsidiary of Parent incorporated in any State of the United States of America may merge with and into or consolidate with any US Borrower or Parent,

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PROVIDED, THAT, each of the following conditions is satisfied as determined by
Lender, in good faith: (A) Lender shall have received not less than five (5) days prior written notice of the intention of the parties to so merge or consolidate and such information with respect thereto as Lender may request, (B) as of the effective date of the merger or consolidation and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (C) Lender shall have received true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger as filed with each appropriate Secretary of State or other Governmental Authority, (D) the surviving entity shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance reasonably satisfactory to Lender, its continuing liability in respect of the Obligations and Financing Agreements and execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith, and (E) each Obligor shall ratify and confirm that its guarantees of the Obligations shall apply to the Obligations as assumed by such surviving entity,

               (iii) any US Borrower or Parent may merge with and into or consolidate with any other corporation, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender, in good faith:

                         (A) Lender shall have received not less than thirty
(30) days' prior written notice of the proposed merger and such information with respect thereto as Lender may request, including (1) the proposed date of the merger, (2) the name, address, jurisdiction of incorporation and federal identification number of the person with whom such US Borrower is merging, (3) a list and description of the assets to be acquired pursuant to such merger (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a third party, and if leased or operated by a third party, the name and address of the lessor or third party), and (4) the total consideration to be paid in connection with such merger (and the terms of payment of such consideration),

                         (B) as of the date of such merger and after giving
effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

                         (C) promptly upon Lender's request, Parent shall
deliver, or cause to be delivered to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such merger,

                         (D) promptly upon Lender's request, Borrowers and
Guarantors shall execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents and instruments in connection with such merger as Lender may reasonably request, including, without limitation, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto,

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                         (E) the assets and properties being acquired by such US
Borrower or Parent pursuant to the merger shall be substantially consistent with, and related to, the business of Parent and its Subsidiaries as currently conducted as of the date hereof,

                         (F) the assets acquired by any US Borrower or Parent
pursuant to such merger shall be free and clear of any security interest, mortgage, pledge, lien, charge or other encumbrance (other than security interests and liens permitted under Section 9.8 hereof), and Lender shall have received evidence reasonably satisfactory to it of the same,

                         (G) the acquisition by such Person of such assets
pursuant to the merger shall not violate any law or regulation or any order or decree of any court or Governmental Authority binding on such Person in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any respect under, any material agreement, document or instrument to which such Person is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Borrowers or Guarantors (other than as permitted under Section 9.8 hereof) or violate any provision of the Certificate of Incorporation or By-Laws of such Person,

                         (H) the terms and conditions of the merger shall be
commercially reasonable and shall be negotiated in a BONA FIDE arms' length transaction with a person other than an Affiliate (Tiffany is not an Affiliate for purposes of this Section),

                         (I) such US Borrower or Parent shall not become
obligated with respect to any Indebtedness, nor any of its property become subject to any security interest, mortgage, pledge, lien, charge, hypothecation or other encumbrance pursuant to such merger unless US Borrower or Parent could incur such Indebtedness or create such security interest, mortgage, pledge, lien or other encumbrance hereunder or under the other Financing Agreements,

                         (J) Lender shall have received, in form and substance
reasonably satisfactory to Lender, (1) evidence that Lender has first priority valid and perfected security interests in and liens upon the assets acquired pursuant to such merger subject to any liens as permitted in Section 9.8 hereof,
(2) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets acquired pursuant to such merger, (3) the agreement of the other party to the merger consenting to the collateral assignment by such US Borrower or Guarantor, of all rights and remedies and claims for damages of such US Borrower or Guarantor relating to the Collateral (including, without limitation, any bulk sales indemnification, if applicable) under the agreements, documents and instruments relating to such merger and (4) such other agreements, documents and instruments as Lender may reasonably request in connection therewith,

                         (K) Lender shall have conducted a field examination
with respect to the Person, its assets and its business with whom such US Borrower is merging and in no event shall any Inventory acquired by such US Borrower pursuant to such merger be deemed

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Eligible Inventory unless the results of such field examination shall be satisfactory to Lender in all material respects (and the reporting with respect to such accounts and inventory shall have been incorporated into the accounting systems of Borrowers in a manner satisfactory to Lender), and then only to the extent the criteria for Eligible Inventory set forth herein are satisfied with respect thereto (or as modified by Lender in connection with the Inventory acquired to reflect the results of Lender's field examination, including any separate advance percentage with respect to Inventory or any Reserves as Lender may determine, and upon the request of Lender, the Inventory acquired by such US Borrower pursuant to such merger shall at all times after such merger be separately identified and reported to Lender in a manner satisfactory to Lender,

                         (L) in no event shall the total amount of all cash
payments by Borrower or Parent in connection with such merger, together with all amounts paid by US Borrower or Parent in respect of purchases of Capital Stock under Section 9.10(g) hereof or assets of any Person under Section 9.10(h) hereof, exceed $2,000,000 in any calendar year and $4,000,000 in the aggregate at any time (provided, that, cash payments which represent Tiffany Stock Sale Proceeds shall not be included as payments of cash for determining compliance with this Section),

                         (M) as of the date of such merger and after giving
effect thereto (including the payment of all costs related to such merger), if the total amount of all payments by Borrower in connection with such merger, (i) equal or are less than $500,000, the Excess Availability as of the date of such merger and after giving effect thereto, shall be not less than $3,500,000, and
(ii) exceed $500,000, the Excess Availability as of the date of such merger and after giving effect thereto, shall be not less than $5,000,000,

                         (N) not less than fifteen (15) days prior to the date
of such merger or consolidation, Lender shall have received, in form and substance reasonably satisfactory to Lender, projected financial statements of US Borrower or Parent for the remaining portion of the then current year and for the succeeding years after giving effect to the acquisition (including forecasted income statements, cash flow statements and balance sheets) prepared on a quarterly basis as to the current year and the immediately succeeding year, all in reasonable detail, together with such supporting information as Lender may reasonably request, which projections shall represent US Borrower or Parent's reasonable best estimate of the future financial performance of US Borrower or Parent for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which US Borrower or Parent believes are fair and reasonable in light of current and reasonably foreseeable business conditions (it being understood that such projections do not constitute a warranty as to the future performance of US Borrower or Parent and that actual results may vary from such projections),

                         (O) such US Borrower or Parent shall be the surviving
corporation,

                         (P) promptly upon Lender's request, such US Borrower or
Guarantor, as the case may be, shall immediately upon the effectiveness of the merger expressly confirm in writing pursuant to an agreement, in form and substance reasonably satisfactory to

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Lender, its continuing liability in respect of the Obligations and Financing
Agreements and execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as Lender may reasonably request in connection therewith (including Collateral Access Agreements),

                         (Q) any Obligor shall, promptly upon Lender's request,
ratify and confirm, in form and substance reasonably satisfactory to Lender, that its guarantee of the Obligations shall apply to the Obligations of such US Borrower as the surviving corporation, and

                         (R) upon the effective date of the merger, Lender shall
have received a certificate duly executed and delivered by such US Borrower or Parent in form and substance reasonably satisfactory to Lender, addressing all of the conditions set forth in this Section 9.7(a)(iii) (as modified to refer to the applicable merger), together with all schedules thereto, with respect to the acquisition of such assets and the representations and warranties contained therein of such US Borrower or Parent shall be true and correct in all material respects;

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, EXCEPT FOR

               (i) sales of Inventory in the ordinary course of business,

               (ii) the sale or other disposition of Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or Guarantor) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $250,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Lender may otherwise agree, PROVIDED, THAT, the proceeds of any such disposition shall be paid or delivered to Lender for application to the applicable Loans and other applicable Obligations of such Borrower, which may be reborrowed (or in the case of dispositions of Equipment by Foreign Subsidiaries, the proceeds shall be used to repay outstanding loans made by Borrowers or Parent to such Foreign Subsidiaries and then paid by such Persons to Lender) and

               (iii) the issuance and sale by Guarantor of Capital Stock of Guarantor after the date hereof; PROVIDED, THAT, (A) Lender shall have received not less than ten (10) Business Days' prior written notice of such issuance and sale by Guarantor, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower and Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the

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

arrangements of Borrowers and Guarantors with Lender or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock in effect on the date hereof, (D) except as Lender may otherwise agree in writing, all of the cash proceeds of the sale and issuance of such Capital Stock shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine or to hold as cash collateral for the Obligations and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

               (iv) the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, PROVIDED, THAT, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other Event of Default,

               (v) the issuance by Parent of additional shares of its Capital Stock to pay discharge or otherwise satisfy any Indebtedness or other obligations of Borrowers or Guarantor (so long as giving effect thereto no Change of Control shall occur),

               (vi) the issuance by Parent of additional shares of its Capital Stock to accomplish the transactions described in Section 9.7(a)(ii) and 9.10(g) and 9.10(h), so long as after giving effect to any such issuance of Capital Stock no Change of Control shall occur,

          (c) wind up, liquidate or dissolve, EXCEPT THAT, each of Little Switzerland Limited, an Antigua corporation, Little Switzerland St. Kitts-Nevis, and other Foreign Subsidiaries, may wind up, liquidate and dissolve, PROVIDED, THAT, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any material indenture, mortgage, deed of trust, or other agreement or instrument to which any Borrower, Guarantor or such Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance in all material respects with the requirements of all applicable laws and regulations, (iii) prior to such winding up, liquidation or dissolution, such Subsidiary shall have no assets or liabilities, (iv) Agent shall have received copies of all documents and agreements of such Subsidiary to be filed with any Governmental Authority or otherwise required to effectuate such winding up, liquidation or dissolution and (v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of such Subsidiary; or

          (d) agree to do any of the foregoing.

     9.8 ENCUMBRANCES. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien,

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charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, EXCEPT:

          (a)  the security interests and liens of Lender;

          (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, or Guarantor or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Guarantor's or Subsidiary's business to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Guarantor or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

          (f) pledges and deposits of cash by any Borrower or Guarantor after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or Guarantor as of the date hereof;

          (g) pledges and deposits of cash by any Borrower or Guarantor after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or Guarantor as of the date hereof; PROVIDED, THAT, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance reasonably satisfactory to Lender;

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          (h)  liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or Guarantor located on the premises of such Borrower or Guarantor (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such Borrower or Guarantor and the precautionary UCC financing statement filings in respect thereof;

          (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, PROVIDED, THAT,
(i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Lender may establish a Reserve with respect thereto; and

          (j) liens and security interests of Tiffany on the Collateral to secure the Indebtedness of Borrowers to Tiffany permitted under Section 9.9 hereof, which liens and security interests are, in all respects, subject and subordinate in priority to the liens and security interests of Lender in the Collateral pursuant to the Intercreditor Agreement;

          (k) liens and security interests of any US Borrower or Parent on the assets of LS Holding or LS Alaska to secure the Indebtedness of LS Holding or LS Alaska to any US Borrower or Parent permitted under Section 9.9 hereof, which liens and security interests, have been assigned to Lender;

          (l) setoff or credit balances of any Borrower with Credit Card Issuers, but not liens on or rights of setoff against any other property or assets of such Borrower pursuant to the Credit Card Agreements (as in effect on the date hereof) to secure the obligations of such Borrower to the Credit Card Issuers as a result of fees and chargebacks;

          (m) liens and security interests on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary (or subsidiary thereof) in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition; PROVIDED that (i) any Indebtedness that is secured by such Liens is permitted to exist under subsection (j) of Section 9.9(i) hereof, and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of such Borrower (or any other Subsidiary);

          (n) the security interests and liens set forth on Schedule 8.4 to the Information Certificate; and

          (o) the liens and security interests of Almod on all of the assets of World Gift.

     9.9 INDEBTEDNESS. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for

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(directly or indirectly), the Indebtedness, performance, obligations or dividends of any other Person, EXCEPT:

          (a)  the Obligations;

          (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $2,500,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, Guarantor or Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

          (c) guarantees by any Borrower or Guarantor of the Obligations of the other Borrowers in favor of Lender;

          (d) the Indebtedness of any US Borrower or Guarantor to any other US Borrower or Guarantor arising after the date hereof pursuant to loans by any US Borrower or Guarantor permitted under Section 9.10(i) hereof;

          (e) the Indebtedness of LS Holding or LS Alaska to any US Borrower or Guarantor arising after the date hereof pursuant to loans by any US Borrower or Guarantor permitted under Section 9.10(i) hereof;

          (f) unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof to any third person (but not to any other Borrower or Guarantor), PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Lender and shall be subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Lender and such third party, in form and substance satisfactory to Lender, (ii) Lender shall have received not less than ten (10) days prior written notice of the intention of such Borrower or Guarantor to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may request with respect thereto, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Lender may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine or to hold as cash collateral for the Obligations, (v) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (vi) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, EXCEPT, THAT, such Borrower or Guarantor may, after prior written

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

notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

          (g) Indebtedness of Borrowers to Tiffany evidenced by or arising under the Tiffany Agreements (as in effect on the date hereof), PROVIDED, THAT:

                    (i) the aggregate principal amount of such Indebtedness shall not exceed $2,750,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Tiffany Agreements in effect on the date hereof,

                    (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Tiffany Agreements;

                    (iii) Borrowers shall not, directly or indirectly, make, or be required to make, any payments in respect of such Indebtedness, EXCEPT, THAT, Borrowers may make regularly scheduled payments of interest, on an unaccelerated basis, in respect of such Indebtedness in accordance with the terms of the Tiffany Agreements as in effect on the date hereof (or as amended in accordance with paragraph (iv) below);

                    (iv) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Tiffany Agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Tiffany Agreements as in effect on the date hereof or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                    (v) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

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

          (h) the Indebtedness of World Gift to Almod evidenced by or arising under the Almod Agreements (as in effect on the date hereof), PROVIDED, THAT:

                    (i)    the aggregate principal amount of such Indebtedness

shall not exceed $2,000,000, less the aggregate amount of all repayments, repurchases or redemptions thereof, whether optional or mandatory, plus interest thereon at the applicable rates provided in the Almod Agreements in effect on the date hereof,

                    (ii) as of the date hereof, no default or event of default, or event which with notice or passage of time or both would constitute an event of default exists or has occurred under any of the Almod Agreements;

                    (iii) none of Borrowers, Guarantor or any other Subsidiary of Parent (other than World Gift) shall, directly or indirectly, make, or be required to make, any payment or incur any obligation or liability (contingent or otherwise) in connection with any such Indebtedness;

                    (iv)   the occurrence of a default with respect thereto

shall not result in, or permit any holder of any Indebtedness of Parent, any Borrower or Obligor to declare a default on Indebtedness of Parent, such Borrower or Obligor or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                    (v) Parent shall not, and shall cause each of its Subsidiaries not to directly or indirectly, (A) amend, modify, alter or change any of the material terms of such Indebtedness or any of the Almod Agreements as in effect on the date hereof, EXCEPT, THAT, Borrowers may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness other than pursuant to payments thereof, or to reduce the interest rate or any fees in connection therewith, or to make the provisions thereof less restrictive or burdensome than the terms or conditions of the Almod Agreements as in effect on the date hereof or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                    (vi) Borrowers shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf concurrently with the sending thereof, as the case may be;

          (i) Indebtedness incurred as a result of a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); PROVIDED that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (ii) at the time of such Permitted Acquisition such Indebtedness does not exceed 25% of the then total fair market value of the assets of the Subsidiary acquired, or the asset acquired, as the case may be, (iii) so long as, before

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

and after giving effect to such Permitted Acquisition, no Event of Default then exists or will result therefrom and (iv) such Indebtedness is not recourse to any assets of any Borrower or any Subsidiary other than the Subsidiary and assets so acquired;

          (j) additional unsecured Indebtedness of Borrowers and Guarantor not otherwise permitted hereunder in an amount not to exceed $500,000 in aggregate principal amount at any time outstanding;

          (k) Indebtedness of Borrowers and Guarantor arising after the date hereof issued in exchange for, or the proceeds of which are used to extend, refinance, replace or substitute for Indebtedness permitted under Sections 9.9(b), 9.9(f), 9.9(i) and 9.9(k) hereof (the "Refinancing Indebtedness"); PROVIDED, THAT, as to any such Refinancing Indebtedness, each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such Indebtedness, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Lender may reasonably request, (ii) promptly upon Lender's request, Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto, (iii) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity and a final maturity equal to or greater than the Weighted Average Life to Maturity and the final maturity, respectively, of the Indebtedness being extended, refinanced, replaced, or substituted for, (iv) the Refinancing Indebtedness shall rank in right of payment no more senior than, and be at least subordinated (if subordinated) to, the Obligations as the Indebtedness being extended, refinanced, replaced or substituted for, (v) the Refinancing Indebtedness shall not include terms and conditions with respect to such Borrower or Guarantor which are more burdensome or restrictive in any material respect than those included in the Indebtedness so extended, refinanced, replaced or substituted for, (vi) such Indebtedness incurred by such Borrower or Guarantor shall be at rates and with fees or other charges that are commercially reasonable to those charged to Persons of similar creditworthiness to such Borrower or Guarantor,
(vii) the incurring of such Indebtedness shall not result in an Event of Default, (viii) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so extended, refinanced, replaced or substituted for (plus the amount of refinancing fees and expenses incurred in connection therewith outstanding on the date of such event), (ix) the Refinancing Indebtedness shall be secured by substantially the same assets (or less of such assets) that secure the Indebtedness so extended, refinanced, replaced or substituted for, PROVIDED, THAT, such security interests with respect to the Refinancing Indebtedness shall have a priority no more senior than, and be at least as subordinated, if subordinated (on terms and conditions substantially similar to the subordination provisions applicable to the Indebtedness so extended, refinanced, replaced or substituted for or as is otherwise acceptable to Lender) as the security interest with respect to the Indebtedness so extended, refinanced, replaced or substituted for, (x) Borrower and Guarantors may only make payments of principal, interest and fees, if any, in respect of such Indebtedness to the extent such payments would have been permitted hereunder in respect of the Indebtedness so extended, refinanced, replaced or substituted for (and except as otherwise permitted below), (xi) Borrowers and Guarantor shall not, directly or

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indirectly, (A) amend, modify, alter or change any terms of the agreements with respect to such Refinancing Indebtedness, EXCEPT THAT such Borrower or Guarantor may, after prior written notice to Lender, amend, modify, alter or change the terms thereof to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for, or (B) redeem, retire, defease, purchase or otherwise acquired such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (other than with Refinancing Indebtedness to the extent permitted herein and to the extent permitted with respect to the Indebtedness so extended, refinanced, replaced or substituted for), and (xii) Borrowers shall furnish to Lender copies of all notices or demands in connection with Indebtedness received by Borrowers and Guarantor or on its behalf promptly after the receipt thereof or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be;

          (l) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; PROVIDED, THAT, (i) Borrowers and Guarantors may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof,
(ii) Borrowers and Guarantors shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof EXCEPT, THAT, Borrowers and Guarantors may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10 LOANS, INVESTMENTS, ETC. Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, EXCEPT:

          (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

          (b) investments in cash or Cash Equivalents, PROVIDED, THAT, (i) no Loans are then outstanding and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account, investment account or other account in which such cash or Cash Equivalents are held;

          (c) the existing equity investments of each Borrower and Guarantor as of the

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

date hereof in its Subsidiaries, PROVIDED, THAT, no Borrower or Guarantor shall have any further obligations or liabilities to make any capital contributions or other additional investments or other payments to or in or for the benefit of any of such Subsidiaries (exclusive of payments in connection with transactions permitted in accordance with Section 9.12 hereof), except that the foregoing shall not be construed to prohibit loans and investments otherwise permitted by this Agreement;

          (d) loans and advances by any Borrower or Guarantor to employees of such Borrower or Guarantor for: (i) reasonable and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

          (e) stock or obligations issued to any Borrower or Guarantor by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower or Guarantor in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; PROVIDED, THAT, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by such Borrower or Guarantor as Lender may request;

          (f) obligations of account debtors to any Borrower or Guarantor arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower or Guarantor; PROVIDED, THAT, promptly upon the receipt of the original of any such promissory note by such Borrower or Guarantor, such promissory note shall be endorsed to the order of Lender by such Borrower or Guarantor and promptly delivered to Lender as so endorsed;

          (g) the purchase by any US Borrower or Parent, as the case may be, of all or a substantial part of the assets or property of any person (other than purchases of Capital Stock), PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender, in good faith:

               (i) Lender shall have received not less than thirty (30) days' prior written notice of the proposed acquisition and such information with respect thereto as Lender may request, including (A) the proposed date of the acquisition, (B) a list and description of the assets to be acquired (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a third party, and if leased or operated by a third party, the name and address of the lessor or third party), and (C) the total purchase price for the assets to be purchased (and the terms of payment of such purchase price),

               (ii) as of the date of such purchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

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

               (iii) promptly upon Lender's request, US Borrower or Parent shall deliver, or cause to be delivered to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

               (iv) promptly upon Lender's request, US Borrower or Parent shall execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents and instruments in connection with such acquisition as Lender may reasonably request, including, without limitation, UCC financing statements, Collateral Access Agreements and any amendments or supplements hereto,

               (v) the assets and properties being acquired by US Borrower or Parent shall be substantially consistent with, and related to, the business of Parent and its Subsidiaries as currently conducted as of the date hereof,

               (vi) the assets acquired by such Borrower or Parent shall be free and clear of any security interest, mortgage, pledge, lien, charge, or other encumbrance (other than security interests and liens permitted under Section 9.8 hereof) and Lender shall have received evidence reasonably satisfactory to it of the same,

               (vii) the acquisition by any US Borrower or Parent of such assets shall not violate any law or regulation or any order or decree of any court or Governmental Authority binding on such US Borrower or Parent in any material respect and shall not and will not conflict with or result in the breach of, or constitute a default in any material respect under, any agreement, document or instrument to which US Borrower or Parent is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of US borrower or Parent other than as permitted by Section 9.8 hereof, or any Affiliate or violate any provision of the Certificate of Incorporation or By-Laws of US Borrower or Parent,

               (viii) such purchase shall be on commercially reasonable prices and terms and in a BONA FIDE arms' length transaction with a person other than an Affiliate (for purposes of this Section Tiffany is not an Affiliate of Parent),

               (ix) any US Borrower or Parent shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, or other encumbrance pursuant to such acquisition unless US Borrower or Parent, as the case may be, could incur such Indebtedness or create such security interest, mortgage, pledge, lien, charge, hypothecation or other encumbrance hereunder or under the other Financing Agreements other than as permitted in Sections 9.8 and 9.9 hereof, as the case may be,

               (x) Lender shall have received, in form and substance reasonably satisfactory to Lender, (A) evidence that Lender has first priority valid and perfected security interests in and liens upon the assets purchased subject to any security interests and liens as permitted in Section 9.8 hereof,
(B) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may

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

reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets purchased, (C) the agreement of the seller consenting to the collateral assignment by any US Borrower or Parent, of all rights and remedies and claims for damages of any US Borrower or Parent relating to the Collateral under the agreements, documents and instruments relating to such acquisition and (D) such other agreements, documents and instruments as Lender may reasonably request in connection therewith,

               (xi) Lender shall have conducted a field examination with respect to the Person, its assets and its business whose assets are being purchased and in no event shall any Inventory so acquired by any US Borrower pursuant to such acquisition be deemed Eligible Inventory unless the results of such field examination shall be satisfactory to Lender in all respects (and the reporting with respect to such accounts and inventory shall have been incorporated into the accounting systems of Borrowers in a manner reasonably satisfactory to Lender), and then only to the extent the criteria for Eligible Inventory set forth herein are satisfied with respect thereto (or as modified by Lender in connection with the Inventory acquired to reflect the results of Lender's field examination, including any separate advance percentage with respect to such Accounts or Inventory or Reserves as Lender may determine), and upon the reasonable request of Lender, the Inventory acquired by such US Borrower pursuant to such acquisition shall at all times after such acquisition be separately identified and reported to Lender in a manner reasonably satisfactory to Lender,

               (xii) in no event shall the total amount of all cash payments by US Borrowers and Parent in connection with such acquisitions, together with all amounts paid by US Borrower in respect of mergers under Section 9.7(a)(iii) and purchases of Capital Stock under Section 9.10(h), exceed $2,000,000 in any calendar year and the $4,000,000 in the aggregate at any time (provided, that, cash payments which represent Tiffany Stock Sale Proceeds shall not be included as payments of cash for determining compliance with this Section),

               (xiii) as of the date of such acquisition and after giving effect thereto (including the payment of all costs related to such acquisition), if the total amount of all cash payments by Borrower in connection with such acquisition, (i) equal or are less than $500,000, the Excess Availability as of the date of such acquisition and after giving effect thereto, shall be not less than $3,500,000, and (ii) exceed $500,000, the Excess Availability as of the date of such acquisition and after giving effect thereto, shall be not less than $5,000,000,

               (xiv) not less than fifteen (15) days prior to the date of such acquisition, Lender shall have received, in form and substance reasonably satisfactory to Lender, projected financial statements of US Borrower or Parent, as the case may be, for the remaining portion of the then current year and for the succeeding years after giving effect to the acquisition (including forecasted income statements, cash flow statements and balance sheets) prepared on a quarterly basis as to the current year and the immediately succeeding year, all in reasonable detail, together with such supporting information as Lender may reasonably request, which projections shall represent Borrower's reasonable best estimate of the future financial performance of any US Borrower or Parent for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which any US Borrower or Parent believe are fair and

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

reasonable in light of current and reasonably foreseeable business conditions (it being understood that such projections do not constitute a warranty as to the future performance of any US Borrower or Parent and that actual results may vary from such projections),

               (xv) upon the effective date of the acquisition of such assets by any US Borrower or Parent, Lender shall have received a certificate duly executed and delivered by any US Borrower or Parent in form and substance reasonably satisfactory to Lender, addressing all of the conditions set forth in this Section 9.10(j) (as modified to refer to the applicable acquisition), together with all schedules thereto, with respect to the acquisition of such assets and the representations and warranties contained therein shall be true and correct in all material respects;

          (h) the purchase by US Borrower or Parent, as the case may be, of all of the Capital Stock of any Person, PROVIDED, THAT, each of the following conditions is satisfied as determined by Lender:

               (i) Lender shall have received not less than thirty (30) days' prior written notice of the proposed acquisition and such information with respect thereto as Lender may request, including (A) the proposed date of the acquisition, (B) the name, address, jurisdiction of incorporation and federal employer identification number of the person whose Capital Stock is being purchased, (C) a list and description of the assets of the Person whose Capital Stock is being purchased (including the addresses of the locations thereof and whether such locations are owned, leased or operated by a third party, and if leased or operated by a third party, the name and address of the lessor or third party), and (D) the total purchase price for the Capital Stock to be purchased (and the terms of payment of such purchase price),

               (ii) as of the date of such purchase and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing,

               (iii) promptly upon Lender's request, any US Borrower or Parent shall deliver, or cause to be delivered to Lender, true, correct and complete copies of all agreements, documents and instruments relating to such acquisition,

               (iv) promptly upon such acquisition, any US Borrower or Parent shall cause the Person whose Capital Stock is being purchased to execute and deliver to Lender, in form and substance satisfactory to Lender: (A) an absolute and unconditional guarantee of payment of all of the Obligations, (B) a general security agreement granting to Lender specify a first and only security interest in and lien upon all of the assets and properties of such Person (other than as permitted under Section 9.8 hereof), (C) related UCC financing statements and
(D) such other agreements, documents and instruments as Lender, may reasonably require,

               (v) promptly upon Lender's request, (A) any US Borrower or Parent shall execute and deliver to Lender, in form and substance satisfactory to Lender, a pledge and security agreement granting to Lender a first priority pledge and security interest in all of the

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

issued and outstanding shares of Capital Stock of the Person whose Capital Stock is being purchased and (B) any US Borrower or Parent shall deliver the original stock certificates evidencing such shares of Capital Stock, together with stock powers with respect thereto duly executed in blank,

               (vi) promptly upon Lender's request, any US Borrower or Parent shall execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments in connection with such acquisition as Lender may reasonably request, including, without limitation, UCC financing statements, PPSA financing statements, hypothecs, debentures, Collateral Access Agreements and any amendments or supplements hereto,

               (vii) the assets and properties of the Person whose Capital Stock is being acquired by any US Borrower or Parent shall be substantially consistent with, and related to, the business of any US Borrower or Parent as currently conducted as of the date hereof,

               (viii) the assets of the Person whose Capital Stock is being acquired by Borrower (and the Capital Stock) shall be free and clear of any security interest, mortgage, pledge, lien, charge, hypothec or other encumbrance and Lender shall have received evidence satisfactory to it of the same (other than security interests and liens permitted under Section 9.8 hereof),

               (ix) the acquisition by any US Borrower or Parent, as the case may be, of such Capital Stock shall not violate any law or regulation or any order or decree of any court or Governmental Authority binding on such US Borrower or Parent in any respect and shall not and will not conflict with or result in the breach of, or constitute a default in any material respect under, any material agreement, document or instrument to which US Borrower or Parent, as the case may be, is a party or may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of US Borrower or Parent, as the case may be, (other than as permitted under Section
9.8 hereof) or any Affiliate or violate any provision of the Certificate of Incorporation or By-Laws of any US Borrower or Parent;

               (ix) such purchase shall be on commercially reasonable prices and terms and in a BONA FIDE arms' length transaction with a person other than an Affiliate,

               (x) any US Borrower or Parent, as the case may be, shall not become obligated with respect to any Indebtedness, nor any of their property become subject to any security interest, mortgage, pledge, lien, charge, hypothec or other encumbrance pursuant to such acquisition unless any such Borrower or Parent could incur such Indebtedness or create such security interest, mortgage, pledge, lien, charge, hypothec or other encumbrance hereunder or under the other Financing Agreements,

               (xi) Lender shall have received, in form and substance reasonably satisfactory to Lender, (A) evidence that Lender has first priority valid and perfected security interests in and liens upon the assets of the Person whose Capital Stock is being acquired subject

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

to any security interests and liens as permitted in Section 9.8 hereof, (B) all Collateral Access Agreements and other consents, waivers, acknowledgments and other agreements from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the assets of the Person whose Capital Stock is being acquired,
(C) the agreement of the seller consenting to the collateral assignment by such Subsidiary of all rights and remedies and claims for damages of such Subsidiary relating to the Collateral (including, without limitation, any bulk sales indemnification) under the agreements, documents and instruments relating to such acquisition and (D) such other agreements, documents and instruments as Lender may reasonably request in connection therewith,

               (xii) in no event shall the total amount of all cash payments by US Borrower or Parent, as the case may be, in connection with such acquisitions, together with all amounts paid by US Borrower or Parent, as the case may be, in respect of mergers under Section 9.7(a)(iii) or purchases of assets of any Person under Section 9.10(g), exceed $2,000,000 in any calendar year and $4,000,000 in the aggregate at any time (provided, that, cash payments which represent Tiffany Stock Sale Proceeds shall not be included as payments of cash for determining compliance with this Section),

               (xiii) as of the date of such acquisition and after giving effect thereto (including the payment of all costs related to such acquisition), if the total amount of all cash payments by Borrower in connection with such acquisition, (i) equal or are less than $500,000, the Excess Availability as of the date of such acquisition and after giving effect thereto, shall be not less than $3,500,000, and (ii) exceed $500,000, the Excess Availability as of the date of such acquisition and after giving effect thereto, shall be not less than $5,000,000,

               (xiv) not less than fifteen (15) days prior to the date of such acquisition, Lender shall have received, in form and substance satisfactory to Lender, projected financial statements of any US Borrower or Parent for the remaining portion of the then current year and for the succeeding years after giving effect to the acquisition (including forecasted income statements, cash flow statements and balance sheets) prepared on a monthly basis as to the current year and the immediately succeeding year, all in reasonable detail, together with such supporting information as Lender may reasonably request, which projections shall represent any US Borrower or Parent's reasonable best estimate of the future financial performance of any US Borrower or Parent for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrower believe are fair and reasonable in light of current and reasonably foreseeable business conditions (it being understood that such projections do not constitute a warranty as to the future performance of Borrower and that actual results may vary from such projections),

               (xv) upon the effective date of the acquisition of such Capital Stock by any US Borrower or Parent, Lender shall have received a certificate duly executed and delivered by Borrower in form and substance reasonably satisfactory to Lender, addressing all of the conditions set forth in this
Section 9.10(h) (as modified to refer to the applicable acquisition), together with all schedules thereto, with respect to the acquisition of such assets and the representations and warranties contained therein shall be true and correct in all material respects;

          (i) loans by any Borrower or Guarantor to another Borrower, or LS Alaska or Guarantor after the date hereof, PROVIDED, THAT,

               (i) as to all of such loans, (A) within thirty (30) days after the end of each fiscal month, Borrowers shall provide to Lender a report in form and substance satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (B) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (C) as of the date of any such loan and after giving effect thereto, the Borrower or Guarantor making such loan shall be Solvent, and (E) as of the date of any such loan and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, and

               (ii) as to loans by Guarantor to a US Borrower, (A) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (B) promptly upon Lender's request, Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of such US Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by and such US Borrower, and (C) such US Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

               (iii) as to loans by a US Borrower or Guarantor to LS Holding or LS Alaska, as of the date of any such loan and after giving effect thereto, (A) the Excess Availability of US Borrowers shall be not less than $2,000,000 and
(B) all right, title and interest of such US Borrower in and to and under the Intercompany Loan Documents shall have been validly assigned to Lender, (C) the Indebtedness of LS Holding or LS Alaska, as the case may be to such US Borrower or Guarantor arising pursuant to such loans shall be evidenced by a single original Intercompany Note issued by LS Holding or LS Alaska, as the case may be, payable to the order of such US Borrower or Guarantor, constituting valid and legally enforceable Indebtedness of either LS Holding or LS Alaska to such US Borrower or Guarantor (and to Lender as assignee of Borrower), without offset, defense or counterclaim of any kind, nature or description whatsoever and (D) the original of the Intercompany Note issued by LS Holding or LS Alaska to Borrower shall be duly and validly endorsed and assigned by such US Borrower or Guarantor payable to the order of Lender, in a manner satisfactory to Lender and as so endorsed shall be delivered to, and held by, Lender as part of the Collateral; and

               (iv) as to loans by LS Holding to Guarantor or any US Borrower, as of the date of any such loan and after giving effect thereto, the Excess Availability of LS Holding shall be not less than $2,000,000 (LS Holding may not make loans to LS Alaska unless and until

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

it becomes a US Borrower);

          (j) the purchase of trade fixtures from a Person (other than an Affiliate excluding Tiffany) in connection with the opening of a new retail store location by any Borrower or Parent, PROVIDED, THAT, (i) the purchase price shall not exceed $500,000 and (ii) in no event shall the total amount of all cash payments by Borrowers in connection with such purchases, together with all amounts paid by Borrowers in respect of mergers under Section 9.7(a)(iii), purchases of assets under Section 9.10(g) and purchases of Capital Stock under
Section 9.10(h), exceed $2,000,000 in any calendar year and $4,000,000 in the aggregate at any time (provided, that, cash payments which represent Tiffany Stock Sale Proceeds shall not be included as payments of cash for determining compliance with this Section); and

          (k) the acquisition by Parent or LS Alaska of the retail store (together with related Inventory, furniture, fixtures, equipment, display cases and other retail items) located at 328 Mission Street in Ketchikan, Alaska, PROVIDED, THAT, (i) the purchase price (inclusive of related costs and expenses) shall not exceed $750,000 and (ii) as of the date of the purchase and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing;

          (l) the loans and advances set forth on Schedule 9.10 to the Information Certificate; PROVIDED, THAT, as to such loans and advances, (i) Borrowers and Guarantors shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto EXCEPT, THAT, such Borrower, Guarantor or Subsidiary, as the case may be, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel a portion of such indebtedness (other than pursuant to payments thereof), or to release any liens or security interests in any assets of Borrower which secure such indebtedness (if any), or to reduce the rate of interest or any fees in connection therewith, or to make any covenants contained therein less restrictive or burdensome as to Borrower or otherwise more favorable to Borrower, Guarantor or Subsidiary, as the case may be (as determined in good faith by Lender) and (ii) Borrowers and Guarantors shall furnish to Lender all notices or demands in connection with such loans and advances either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

     9.11 DIVIDENDS AND REDEMPTIONS. Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, EXCEPT THAT:

          (a) such Borrower, Guarantor or Subsidiary may declare and pay such dividends or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock for consideration in the form of shares of common stock (so long as after giving effect thereto no Change of Control);

          (b) Borrowers and Guarantors may pay dividends to the extent permitted in Section 9.12 below;

          (c) Borrowers and Guarantors may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which such Borrower or Guarantor is a party or by which such Borrower or Guarantor or its or their property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $200,000 (the "Annual Limit"), EXCEPT THAT, repurchases may be made in excess of the Annual Limit, PROVIDED, THAT, each of the following conditions is satisfied in the determination of Lender: (A) as of the date of such repurchase and after giving effect thereto, the Excess Availability of Borrowers shall be not less than $4,000,000, (B) as of the date of any such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing and (C) the aggregate amount for all such repurchases (including for purposes of this calculation those made within the Annual Limit) in any calendar year shall not exceed $500,000.

     9.12 TRANSACTIONS WITH AFFILIATES. Each Borrower and Guarantor shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate (excluding Tiffany) of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) in accordance with such current practices in effect immediately prior to the date hereof and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; or

          (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, EXCEPT (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower or Guarantor in the ordinary course of business, (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as

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the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent and (iii) payments by any Borrower or Guarantor to Tiffany pursuant to the Tiffany Agreements.

     9.13 COMPLIANCE WITH ERISA. Each Borrower and Guarantor shall, and shall cause each of its ERISA Affiliates, to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under
Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any material liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject such Borrower, Guarantor or such ERISA Affiliate to a material tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any material liability to the Pension Benefit Guaranty Corporation.

     9.14 END OF FISCAL YEARS; FISCAL QUARTERS. Each Borrower and Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on the Saturday closest to the 31st day of May of each year, and (b) fiscal quarters to end on the last day of the thirteenth (13th) week following the end of the immediately preceding fiscal quarter, PROVIDED, THAT, the end of the fourth fiscal quarter shall be on the last day of the fourteenth (14th) week following the end of the third fiscal quarter whenever necessary to have the fourth fiscal quarter end on the Saturday closest to May 31 of each year.

     9.15 CHANGE IN BUSINESS. Each Borrower and Guarantor shall not engage in any business other than the business of such Borrower or Guarantor on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such Borrower or Guarantor is engaged on the date hereof.

     9.16 LIMITATION OF RESTRICTIONS AFFECTING SUBSIDIARIES. Each Borrower and Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (c) transfer any of its properties or assets to such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor, (iv) customary restrictions on

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dispositions of real property interests found in reciprocal easement agreements of such Borrower or Guarantor or any Subsidiary of such Borrower or Guarantor,
(v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or Guarantor prior to the date on which such Subsidiary was acquired by Borrower or and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; PROVIDED, THAT, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     9.17 NET WORTH. At any time that the daily average of the amount of Excess Availability for fourteen (14) consecutive days is less than $4,000,000, Parent and its Subsidiaries on a consolidated basis, shall (a) for the period commencing the date of the Agreement through and including January 31, 2003, at all times have and maintain Net Worth of not less than $15,000,000 and (b) at all times on or after February 1, 2003, have, and shall maintain, Net Worth of not less than $16,000,000.

     9.18 LICENSE AGREEMENTS.

          (a) Each Borrower and Guarantor shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, subject to any bona fide dispute with respect thereto which is being contested in good faith by such Borrower or Guarantor, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; EXCEPT, THAT, subject to Section 9.19(b) below, such Borrower or Guarantor may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or Guarantor; PROVIDED, THAT, such Borrower or Guarantor (as the case may be) shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by such Borrower or Guarantor after the date hereof, together with a true, correct and complete copy thereof (subject to any applicable confidentiality requirements) and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by such Borrower or Guarantor in the case of a notice to such Borrower or Guarantor and concurrently with the sending thereof in the case of a notice from such Borrower or Guarantor) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or Guarantor in connection with any material License Agreement which relates to the right of such Borrower or Guarantor to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may reasonably require from time to time concerning the observance, performance and compliance by such

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Borrower or Guarantor or the other party or parties thereto with the material terms, covenants or provisions of any material License Agreement.

          (b) Each Borrower and Guarantor will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that such Borrower or Guarantor does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such Borrower or Guarantor to extend or renew any material License Agreement to which it is a party, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement (in accordance with the terms thereof), whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of such Borrower or Guarantor, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of such Borrower or Guarantor under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such Borrower or Guarantor thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

     9.19 AFTER ACQUIRED REAL PROPERTY. If any Borrower or Guarantor hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgage and such Real Property, fixtures or other property at any one location has a fair market value in an amount equal to or greater than $1,000,000 (or if a Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Lender, or duties or obligations of any Borrower or Guarantor (subject to any restrictions or prohibitions imposed by any owner or lessor of any such Real Property), promptly upon Lender's request, such Borrower or Guarantor shall execute and deliver to Lender a mortgage, deed of trust or deed to secure debt, as Lender may determine, in form and substance substantially similar to the Mortgage and as to any provisions relating to specific state laws satisfactory to Lender and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Lender a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or Guarantor would otherwise be permitted to incur hereunder or under the Mortgage or as otherwise consented to in writing by Lender) and such other agreements, documents and instruments as Lender may require in connection therewith.

     9.20 CREDIT CARD AGREEMENTS. Each Borrower shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements; (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except,

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that, (i) any such Borrower may terminate or cancel any of the Credit Card
Agreements in the ordinary course of the business of such Borrower; PROVIDED, THAT, such Borrower shall give Lender not less than fifteen (15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements and (ii) a Borrower may modify or amend any of the Credit Card Agreements, so long as such modification or amendment does not give the Credit Card Issuer or Credit Card Processor party thereto greater rights to setoff against amounts otherwise payable to such Borrower or greater rights to cease or suspend payments to such Borrower; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of such Borrower to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) such Borrower delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by such Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by such Borrower or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

     9.21 COSTS AND EXPENSES. Borrowers and Guarantors shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and (g) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

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     9.22 FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrowers and Guarantors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of any Borrower or Guarantor representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at Lender's option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.


SECTION 10.              EVENTS OF DEFAULT AND REMEDIES

     10.1 EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a)(i) any Borrower fails to pay any of the Obligations when due or
(ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.13, 9.14, 9.15, and 9.16 of this Agreement and such failure shall continue for twenty (20) days; PROVIDED, THAT, such twenty (20) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or
(iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by any Borrower or Guarantor in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or Obligor in excess of $250,000 in any one case or in excess of $500,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the

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payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $250,000;

          (e) any Obligor (being a natural person or a general partner of an Obligor which is a partnership) dies or any Borrower or Obligor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f) any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five
(45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property;

          (i) any default in respect of any Indebtedness of any Borrower or Obligor (other than Indebtedness owing to Lender hereunder), in any case in an amount in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any default by any Borrower or Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto; or any Credit Card Issuer or Credit Card Processor withholds payment of amounts otherwise payable to any Borrower to fund a reserve account or otherwise hold as collateral, or shall require any Borrower to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, or any Borrower shall provide a letter of credit, guarantee, indemnity or similar instrument to or in favor of such Credit Card Issuer or Credit Card Processor such that in the aggregate all of such funds in the reserve account, other amounts held as collateral and the amount of such letters of credit, guarantees, indemnities or similar instruments shall exceed $500,000 or any Credit Card Issuer or Credit Card Processor shall debit or deduct any amounts from any deposit account of any Borrower;

          (j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or

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thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

          (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $500,000;

          (l)  any Change of Control;

          (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of any Borrower or Obligor of which any Borrower, Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral having a value in excess of $750,000 or (ii) any other property of any Borrower or Guarantor which is necessary or material to the conduct of its business;

          (n) any Credit Card Issuer or Credit Card Processor shall send notice to any Borrower that it is ceasing to make or suspending payments to such Borrower of amounts due or to become due to Borrower or shall cease or suspend such payments, or shall send notice to any Borrower that it is terminating its arrangements with such Borrower or such arrangements shall terminate as a result of any event of default under such arrangements, which continues for more than the applicable cure period, if any, with respect thereto, unless such Borrower shall have entered into arrangements with another Credit Card Issuer or Credit Card Processor, as the case may be, within thirty (30) days after the date of any such notice;

          (o) there shall be an act, condition or event which has or may have a Material Adverse Effect after the date hereof;

          (p) any Foreign Subsidiary fails to perform or observe any of the covenants contained in the Foreign Subsidiary Agreements; or

          (q) there shall be an event of default under any of the other Financing Agreements.

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     10.2 REMEDIES.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (PROVIDED, THAT, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require any Borrower or Obligor, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and Obligors and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Parent designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Obligors waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either, as Lender shall specify, furnish cash collateral to the issuer to be used to secure and fund

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Lender's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

          (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors and other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its or their failure to collect or enforce the payment thereof nor for the negligence of its or their agents or attorneys with respect thereto and
(iv) take whatever other action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers and Guarantors shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

          (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral,
(iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of

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a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Lenders against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in the exercise by any Lender of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

          (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or Obligor, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or Obligor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.


          (f) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due, PROVIDED, THAT, notwithstanding anything herein to the contrary, Lender shall only apply the cash proceeds from the disposition of any Collateral to the payment of the USVI Obligations. Borrowers and Guarantors shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

          (g) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, Lender may, at Lender's option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and

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

Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers and/or (iii) establish such additional Reserves as Lender determines without limitation or restriction notwithstanding anything to the contrary contained herein.

SECTION 11.            JURY TRIAL WAIVER; OTHER WAIVERS
                       AND CONSENTS; GOVERNING LAW

     11.1 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (other than the Mortgage to the extent provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of Florida but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Florida.

          (b) Borrowers, Guarantors and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Miami-Dade County, Florida and the United States District Court for the Southern District of Florida, whichever Lender may elect, and waive any objection based on venue or FORUM NON CONVENIENS with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

          (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon any Borrower or Guarantor (or Parent on behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Borrower or Guarantor shall appear in answer to such process, failing which such Borrower or Guarantor shall be deemed in default and judgment may be entered by Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

          (d) BORROWERS, GUARANTORS AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER

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FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL
TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWERS, GUARANTORS AND LENDER HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) Lender shall not have any liability to any Borrower or Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each Borrower and Guarantor: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section
11.1 and elsewhere herein and therein.

     11.2 WAIVER OF NOTICES. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower or Guarantor which Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     11.3 AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrowers. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any

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right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 WAIVER OF COUNTERCLAIMS. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 INDEMNIFICATION. Each US Borrower and Guarantor shall, jointly and severally, and LS Holding, shall severally and not jointly, indemnify and hold Lender, and its officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers and Guarantors shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers or Guarantors as to any other Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers and Guarantors shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.            TERM OF AGREEMENT; MISCELLANEOUS

     12.1 TERM.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Lender may, at its

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option, terminate this Agreement and the other Financing Agreements, or Parent or any Borrower may terminate this Agreement and the other Financing Agreements, in each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60) days prior written notice; PROVIDED, THAT, this Agreement and all other Financing Agreements must be terminated simultaneously. In addition, Borrowers may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may, at its option, terminate this Agreement at any time on or after the occurrence and during the continuance of an Event of Default; PROVIDED, THAT, in each case, this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the Renewal Date or any other effective date of termination of the Financing Agreements, Borrowers shall pay to Lender all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrowers and at Borrowers' expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. The amount of such cash collateral (or letter of credit, as Lender may determine) as to any Letter of Credit Accommodations shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Lender Payment Account or such other bank account of Lender, as Lender may, in its discretion, designate in writing to Parent for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Lender Payment Account or other bank account designated by Lender are received in such bank account later than 12:00 noon, Miami, Florida time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations (other than such indemnification obligations for which no demand has been made) have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and Lender shall not be required to send such termination statements to Borrowers or Guarantors, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid and satisfied in full in immediately available funds.

          (c) If for any reason this Agreement is terminated prior to the second anniversary of the date of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation

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

of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount equal to:

                Amount                                Period
                ------                                ------
      (i) 1/2% of Maximum Credit      From the date hereof to and including the
                                      second anniversary of the date hereof

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise the right to terminate this Agreement, but elects, at its option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 INTERPRETATIVE PROVISIONS.

          (a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to any Borrower, Guarantor and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean "including, without limitation".

          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender.

          (g) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Lender alleged by any Borrower or Guarantor at any

                                       99
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time.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Lender prior to the date hereof.

          (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

          (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender, Borrowers and Guarantors, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

     12.3 NOTICES. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, two (2) Business Days after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

       If to any Borrower or Guarantor:   c/o Little Switzerland, Inc.

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

                                          161-B Crown Bay
                                          St. Thomas, Virgin Islands 00802
                                          Attention: Chief Financial Officer
                                          Telephone No.: (340) 776-2010
                                          Telecopy No.: (340) 774-9900

               with a copy to:            Proskauer Rose LLP
                                          1585 Broadway
                                          New York, New York 10036-8299
                                          Attention: Jack P. Jackson
                                          Telephone No.: (212) 969-3000
                                          Telecopy No.: (212) 969-2900

               If to Lender:              Congress Financial Corporation
                                          777 Brickell Avenue
                                          Miami, Florida 33131
                                          Attention: Portfolio Manager
                                            - Little Switzerland
                                          Telephone No.: (305) 371-6671
                                          Telecopy No.: (305) 371-9456

     12.4 PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 CONFIDENTIALITY.

          (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers or Guarantor pursuant to this Agreement, PROVIDED, THAT, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party relating to this Agreement, (iv) to any Affiliate of Lender or to any Participant (or prospective Participant) so long as such Participant (or prospective Participant) shall have been instructed to treat such information as confidential in accordance with this Section 12.5, or (v) to counsel for Lender or any Participant (or prospective Participants so long as clause (iv) of this Section is satisfied as to such Participant or prospective Participant).

          (b) In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees (i) to the extent permitted by applicable law or if permitted by applicable law, statute, rule or regulation to the extent Lender determines in good faith that it will not create any risk of liability to Lender, that

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Lender will promptly notify Parent of such request so that Parent or Borrowers may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Lender's reasonable expenses, cooperate with Borrowers in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Parent so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

          (c) In no event shall this Section 12.5 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers, Guarantor or any third party, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender from a person other than Borrowers or Guarantor, (iii) require Lender to return any materials furnished by Borrowers or Guarantors to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the CODE OF ETHICS FOR THE EXCHANGE OF CREDIT INFORMATION promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

     12.6 SUCCESSORS. (a) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and Guarantors and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Any such purported assignment without such express prior written consent shall be void. Lender may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the Participant shall have, to the extent of such participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such participation.

          (b) Lender may, at any time assign to one or more Eligible Transferees, all of its rights and obligations under this Agreement and the other Financing Agreements, pursuant to an assignment agreement, in form and substance satisfactory to Lender, executed by such Eligible Transferee and Lender. Notwithstanding anything to the contrary contained herein, Lender may assign all of its rights and obligations under this Agreement and the other Financing Agreements to any person (i) in connection with the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business, loan portfolio or other assets to such person or (ii) at any time a Default or Event of Default shall exist or have occurred and be continuing or (iii) with the consent of Parent which shall not be unreasonably withheld, delayed or conditioned.

          (c) This Agreement is registered as to both principal and stated interest with respect to the Loans made to LS Holding, and notwithstanding any other provision hereof, transfer of the right to the principal of and stated interest thereon may be effected only by an assignment by

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Lender of its interest therein pursuant to the terms of this Agreement. LS
Holding acknowledges that it has received from Lender a completed Form W-8BEN, and that Lender is not a 10% shareholder of LS Holding, as defined in Section 871(h) of the Code. For purposes of this Section of the Loan Agreement, the term "Code" means the Internal Revenue Code of the United States Virgin Islands, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     12.7 ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     12.8 COUNTERPARTS, ETC. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

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     IN WITNESS WHEREOF, Lender, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

LENDER                                       BORROWERS
------                                       ---------

CONGRESS FINANCIAL CORPORATION               L.S. HOLDING, INC.
(FLORIDA)

By:                                          By:
   -------------------------------              --------------------------------

Title:                                       Title:
      ----------------------------                 -----------------------------


                                             L.S. HOLDING (FLORIDA), INC.

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             L.S. WHOLESALE, INC.

                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


GUARANTOR
---------

LITTLE SWITZERLAND, INC.

By:
   -------------------------------

Title:
      ----------------------------

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